                                                                   Exhibit 10.40
                                                                  CONFORMED COPY
================================================================================


                                CREDIT AGREEMENT

                           dated as of April 2, 1996,

                   Amended and Restated as of April 25, 1996,

                  Amended and Restated as of September 5, 1997,



                                      Among



                             BAR TECHNOLOGIES INC.,

                         BLISS & LAUGHLIN STEEL COMPANY,

                            THE LENDERS NAMED HEREIN


                                       and


                            THE CHASE MANHATTAN BANK,
                           as Administrative Agent and
                                Collateral Agent,


                                       and


                         CHASE MANHATTAN BANK DELAWARE,
                                as Fronting Bank


================================================================================

                                TABLE OF CONTENTS

                                                                                                          Page

                                    ARTICLE I

                                   Definitions

SECTION 1.01.   Defined Terms ..............................................................                 2
SECTION 1.02.   Terms Generally ............................................................                21

                                   ARTICLE II

                                   The Credits


SECTION 2.01.   Commitments ................................................................                22
SECTION 2.02.   Loans ......................................................................                25
SECTION 2.03.   Borrowing Procedure ........................................................                26
SECTION 2.04.   Evidence of Debt; Repayment of Loans........................................                27
SECTION 2.05.   Fees  ......................................................................                28
SECTION 2.06.   Interest on Loans ..........................................................                29
SECTION 2.07.   Default Interest ...........................................................                29
SECTION 2.08.   Alternate Rate of Interest .................................................                30
SECTION 2.09.   Termination and Reduction of Commitments and
                      Interim Standby Obligations...........................................                30
SECTION 2.10.   Prepayment .................................................................                31
SECTION 2.11.   Reserve Requirements; Change in Circumstances...............................                34
SECTION 2.12.   Change in Legality .........................................................                35
SECTION 2.13.   Indemnity ..................................................................                36
SECTION 2.14.   Pro Rata Treatment .........................................................                36
SECTION 2.15.   Sharing of Setoffs .........................................................                37
SECTION 2.16.   Payments ...................................................................                38
SECTION 2.17.   Taxes ......................................................................                38
SECTION 2.18.   Assignment of Commitments Under Certain
                      Circumstances; Duty to Mitigate ......................................                41
SECTION 2.19.   Letters of Credit ..........................................................                42


                                   ARTICLE III

                         Representations and Warranties


SECTION 3.01.   Organization; Powers .......................................................                47
SECTION 3.02.   Authorization ..............................................................                47
SECTION 3.03.   Enforceability .............................................................                48

SECTION 3.04.   Governmental Approvals .....................................................                48
SECTION 3.05.   Financial Statements .......................................................                48
SECTION 3.06.   No Material Adverse Change .................................................                48
SECTION 3.07.   Title to Properties; Possession Under Leases ...............................                48
SECTION 3.08.   Subsidiaries ...............................................................                49
SECTION 3.09.   Litigation; Compliance with Laws ...........................................                49
SECTION 3.10.   Agreements .................................................................                49
SECTION 3.11.   Federal Reserve Regulations ................................................                50
SECTION 3.12.   Investment Company Act; Public Utility Holding
                      Company Act ..........................................................                50
SECTION 3.13.   Use of Proceeds ............................................................                50
SECTION 3.14.   Tax Returns ................................................................                50
SECTION 3.15.   No Material Misstatements ..................................................                50
SECTION 3.16.   Employee Benefit Plans .....................................................                51
SECTION 3.17.   Environmental Matters ......................................................                52
SECTION 3.18.   Capitalization of the Partnerships and
                      Borrowers ............................................................                52
SECTION 3.19.   Security Documents .........................................................                53
SECTION 3.20.   Labor Matters ..............................................................                53
SECTION 3.21.   Insurance ..................................................................                54
SECTION 3.22.   Solvency ...................................................................                54
SECTION 3.23.   Existing Letters of Credit .................................................                54


                                   ARTICLE IV

                              Conditions of Lending

SECTION 4.01.   All Credit Events ..........................................................                55
SECTION 4.02.   Interim Standby Credit Event ...............................................                55


                                    ARTICLE V

                              Affirmative Covenants


SECTION 5.01.   Existence; Businesses and Properties .......................................                56
SECTION 5.02.   Insurance ..................................................................                56
SECTION 5.03.   Taxes ......................................................................                56
SECTION 5.04.   Financial Statements, Reports, etc .........................................                57
SECTION 5.05.   Litigation and Other Notices ...............................................                59
SECTION 5.06.   Employee Benefits ..........................................................                59
SECTION 5.07.   Maintaining Records; Access to Properties and
                      Inspections ..........................................................                60
SECTION 5.08.   Use of Proceeds ............................................................                60
SECTION 5.09.   Compliance with Environmental Laws .........................................                60
SECTION 5.10.   Preparation of Environmental Reports .......................................                60
SECTION 5.11.   Further Assurances .........................................................                60
SECTION 5.12.   Dividends ..................................................................                61
SECTION 5.13.   Audits .....................................................................                61

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.   Indebtedness ...............................................................                62
SECTION 6.02.   Liens ......................................................................                64
SECTION 6.03.   Sale and Lease-Back Transactions ...........................................                67
SECTION 6.04.   Investments, Loans and Advances ............................................                67
SECTION 6.05.   Mergers, Consolidations, Sales of Assets and
                      Acquisitions .........................................................                68
SECTION 6.06.   Dividends and Distributions ................................................                69
SECTION 6.07.   Transactions with Affiliates ...............................................                70
SECTION 6.08.   Business of the Borrowers and the
                      Subsidiaries .........................................................                71
SECTION 6.09.   Material Agreements ........................................................                71
SECTION 6.10.   Interest Coverage Ratio ....................................................                73
SECTION 6.11.   Capital Expenditures .......................................................                73
SECTION 6.12.   Capital Stock of the Subsidiaries ..........................................                74
SECTION 6.13.   Foreign Revenues ...........................................................                74
SECTION 6.14.   Fiscal Year ................................................................                74


                                   ARTICLE VII


                                               Events of Default............................                74


                                  ARTICLE VIII


                               The Administrative Agent and the Collateral Agent............                77


                                   ARTICLE IX

                                  Miscellaneous


SECTION 9.01.   Notices ....................................................................                79
SECTION 9.02.   Survival of Agreement ......................................................                80
SECTION 9.03.   Binding Effect .............................................................                80
SECTION 9.04.   Successors and Assigns .....................................................                80
SECTION 9.05.   Expenses; Indemnity ........................................................                84
SECTION 9.06.   Right of Setoff ............................................................                85
SECTION 9.07.   Pledged Collateral and Application of Proceeds .............................                85
SECTION 9.08.   APPLICABLE LAW .............................................................                86
SECTION 9.09.   Waivers; Amendment .........................................................                86
SECTION 9.10.   Interest Rate Limitation ...................................................                87
SECTION 9.11.   Entire Agreement ...........................................................                87
SECTION 9.12.   WAIVER OF JURY TRIAL .......................................................                87
SECTION 9.13.   Severability ...............................................................                88
SECTION 9.14.   Counterparts ...............................................................                88
SECTION 9.15.   Headings ...................................................................                88
SECTION 9.16.   Jurisdiction; Consent to Service of Process.................................                88

SECTION 9.17.   Confidentiality ............................................................                89
SECTION 9.18.   Release of Liens and Guarantees ............................................                89

                                                                  Contents, p. 5

                                                                  Contents, p. 6


                             Exhibits and Schedules

Exhibit A             Form of Administrative Questionnaire
Exhibit B             Form of Assignment and Acceptance
Exhibit C             Form of Borrowing Request
Exhibit D-1           Form of Master Guarantee Agreement
Exhibit D-2           Form of Canadian Guarantee Agreement
Exhibit E-1           Form of Master Security Agreement
Exhibit E-2           Form of Canadian Security Agreement
Exhibit F-1           Form of Master Pledge Agreement
Exhibit F-2           Form of Blackstone Pledge Agreement
Exhibit G             Form of Facility Pledge Agreement
Exhibit H             Form of Pledge Intercreditor Agreement
Exhibit I             Form of Subordination Agreement
Exhibit J             Form of Indemnity, Subrogation and Contribution
                        Agreement
Exhibit K-1           Form of Opinion of Jones, Day, Reavis & Pogue
Exhibit K-2           Form of Opinion of Borden & Elliot
Exhibit L             Form of Borrowing Base Certificate
Exhibit M             Form of Interim Standby Borrowing Amount Certificate

Schedule 2.01         Commitments and Interim Standby Obligations
Schedule 3.08         Subsidiaries
Schedule 3.09         Litigation
Schedule 3.14         Taxes
Schedule 3.17         Environmental Matters
Schedule 3.18(a)      Capitalization
Schedule 3.18(b)      Agreements Regarding Capital Stock
Schedule 3.20         Labor Matters
Schedule 3.21         Insurance
Schedule 3.23         Existing Letters of Credit
Schedule 4.02(a)      Local Counsel
Schedule 6.01         Indebtedness
Schedule 6.02         Liens
Schedule 6.04         Investments
Schedule 6.07         Transactions with Affiliates
Schedule 6.09         Restrictions on Subsidiaries

                                    CREDIT AGREEMENT dated as of April 2, 1996,
                           amended and restated as of April 25, 1996, amended and restated as of September 5, 1997, among BAR TECHNOLOGIES INC., a Delaware corporation ("BarTech"), BLISS & LAUGHLIN STEEL COMPANY, an Illinois corporation and a wholly owned subsidiary of BarTech ("BLSC" and, together with BarTech, the "Borrowers"), the financial institutions from time to time party hereto, consisting on September 5, 1997, of those financial institutions listed on Schedule
                           2.01 (the "Lenders"), THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), a New York banking corporation, as agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, and CHASE MANHATTAN BANK DELAWARE (formerly known as Chemical Bank Delaware), a Delaware banking corporation, as fronting bank (the "Fronting Bank").

         Pursuant to or in connection with the Stock Subscription Agreement dated as of September 5, 1997 (the A1997 Subscription Agreement"), among BarTech and the Funds (such term and each other capitalized term used but not defined in this introductory statement having the meaning assigned to such term in Article
I) and Fund Affiliates, the Funds and Fund Affiliates will purchase directly newly issued shares of common stock of BarTech for an aggregate cash purchase price of not less than $30,000,000, which common stock will represent approximately 42.0% (on a fully diluted basis) of the capital stock of BarTech (such transaction being referred to as the "Stock Purchase").

         The Borrowers have requested (a) the Lenders to extend credit in the form of (i) the continuation or making of Revolving Loans and Swingline Loans from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the difference between (A) the lesser of $90,000,000 and the Borrowing Base at such time and (B) the L/C Exposure at such time and (ii) Letters of Credit at any time and from time to time prior to the Maturity Date, in aggregate stated amount at any time outstanding not in excess of $15,000,000 and (b) the Interim Standby Lenders to extend credit in the form of Interim Standby Loans from time to time prior to the Interim Standby Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the Interim Standby Borrowing Amount at such time. On the Restatement Closing Date, the Revolving Loans, Swingline Loans and Letters of Credit outstanding on such date will be continued as Revolving Loans, Swingline Loans and Letters of Credit, respectively. Following the Restatement Closing Date, the proceeds of the Loans and Letters of Credit will be used by the Borrowers for general corporate purposes.


         The Lenders are willing to extend such credit to the Borrowers and the Fronting Bank is willing to issue Letters of Credit for the account of each Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Interim Standby Loan" shall mean an Interim Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR Loan" shall mean any ABR Revolving Loan, ABR Interim Standby Loan or Swingline Loan.

         "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Acquisitionco" shall mean Blackstone/BarTech Acquisition Corporation, a Delaware corporation that is wholly owned by the Funds and the Fund Affiliates.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

         "Administrative Agent Fees" shall have the meaning given such term in
Section 2.05(c).

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Amendment Agreement" shall mean the Amendment Agreement dated as of September 5, 1997, among the Borrowers, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent and as Collateral Agent, and Chase Manhattan Bank Delaware, as Fronting Bank.

         "Applicable Percentage" shall equal (a) 73.0% for the first 18-month period following the Closing Date, (b) 71.4% for the next succeeding 12-month period, (c) 69.0% for the next succeeding 12-month period and (d) 66.7% thereafter.

         "Asset Sale" shall mean the issuance, sale, transfer or other disposition (by way of merger or otherwise) by BarTech or any Subsidiary to any person other than BarTech or a Guarantor of (a) any capital stock of any Subsidiary (other than directors' qualifying shares or investments by foreign nationals required by applicable law) or (b) any other assets of BarTech or any Subsidiary other than in the ordinary course of business.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrowers, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "Base Amount" shall have the meaning given such term in Section 6.11.

         "Bethlehem Preferred Stock" shall mean the Series A preferred stock of BarTech issued to Bethlehem Steel Corporation having an aggregate liquidation preference of $5,500,000.

         "Blackstone Pledge Agreement" shall mean the Blackstone Pledge Agreement, substantially in the form of Exhibit F-2, among the Funds and the Indenture Collateral Agent for the ratable benefit of the Secured Parties (as defined therein).

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowing" shall mean a group of Loans of a single Type made on a single date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Base" shall mean, at any time, an amount equal to the Applicable Percentage of Total A/R and Inventory at such time. The Borrowing Base shall be computed monthly in accordance with Section 5.04(d). The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered hereunder.

         "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit L.

         "Borrowing Request" shall mean a request by either Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

         "BRWPI" shall mean BRW Partners Inc., a Delaware corporation and an Affiliate of Veritas.

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Revolving Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Canadian Guarantee Agreement" shall mean the Amended and Restated Canadian Guarantee Agreement, substantially in the form of Exhibit D-2, made by Canadian Drawn Steel Company in favor of the Collateral Agent for the benefit of the Secured Parties (as defined therein).

         "Canadian Plan" shall mean any plan, program, arrangement or policy of BarTech or any Subsidiary that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada or any province or territory thereof (whether or not required to be registered under any such laws) which is maintained, administered or contributed to (or to which there is or may be an obligation to contribute) by BarTech or any Subsidiary (except for any pension plan maintained by any employee bargaining unit) in respect of any person's employment in Canada or any province or territory thereof, all related funding agreements and all related agreements, arrangements and policies in respect of, or related to, any benefits to be provided thereunder.

         "Canadian Security Agreement" shall mean the Amended and Restated Canadian Security Agreement, substantially in the form of Exhibit E-2, among Canadian Drawn Steel Company and the Collateral Agent for the ratable benefit of the Secured Parties (as defined therein).

         "Capital Expenditures" shall mean, for any person in respect of any period, the sum of (a) the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant and equipment" or similar items reflected in the statement of cash flows of such person and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such person to acquire by purchase or otherwise the business or fixed assets of, or stock or other evidence of beneficial ownership of, any other person (other than BarTech or any person that is a Wholly Owned Subsidiary prior to such acquisition); provided, however, that Capital Expenditures for BarTech and the Subsidiaries shall not include (i) expenditures to the extent they are made with the proceeds of the issuance of Capital Stock of BarTech after the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any Fiscal Year) or the proceeds of Asset Sales that if not so spent would constitute Net Cash Proceeds under clause (a) of the definition of such term, (ii) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of BarTech and the Subsidiaries within 12 months of receipt of such proceeds, (iii) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding the Partnerships or any subsidiary thereof) and for which neither the Partnerships, BarTech nor any subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period) or (iv) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and such book value shall have been included in Capital Expenditures when such asset was originally acquired.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock" of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

         "Cash Interest Expense" shall mean, with respect to BarTech and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period less the sum of (a) pay-in-kind Interest Expense, (b) to the extent included in Interest Expense, (i) the amortization of fees paid by any of the Borrowers or the Subsidiaries on or prior to the Closing Date in connection with the Transactions and (ii) any Fees payable hereunder, (c) the amortization of debt discounts, if any, or fees in respect of Interest/Exchange Rate Protection Agreements and (d) withdrawals from the Interest Escrow Agreement to the extent used to pay interest on the Senior Notes.

         "Cash Target Amount" shall mean an aggregate amount equal to or greater than $3,000,000.

         "CERCLA" shall have the meaning given such term in the definition of "Environmental Law".

         A "Change in Control" shall be deemed to have occurred if (a) the Funds and Fund Affiliates (collectively, the "Designated Persons") or any combination of Designated Persons shall cease to (i) own beneficially, directly or indirectly, in the aggregate shares representing (A) a majority of the issued and outstanding Capital Stock of BarTech and (B) at least 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of BarTech or (ii) have the right (through the ownership of voting securities, by contract or otherwise) to elect a majority of the board of directors of BarTech;
(b) BarTech should fail to own directly, beneficially and of record, free and clear of any and all Liens (other than Liens pursuant to the Pledge Agreements), 100% of the issued and outstanding Capital Stock of BLSC; (c) a majority of the seats (excluding vacant seats) on the board of directors of BarTech shall at any time after the Closing Date have been occupied by persons who were neither (i) nominated by any one or more Designated Persons or by a majority of the board of directors of BarTech nor (ii) appointed by directors so nominated; or (d) a change in control with respect to BarTech (or similar event, however denominated) shall occur under and as defined in any indenture or agreement in respect of the Senior Notes or any other Indebtedness in an aggregate outstanding principal amount in excess of $1,000,000 to which BarTech or any Subsidiary is party.

         "Closing Date" shall mean a single date on which the initial Credit Event occurred hereunder.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the "Collateral" as defined in any Security Document.

         "Commitments" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Swingline Loan Commitment and, with respect to the Fronting Bank, its L/C Commitment.

         "Commitment Fee" shall have the meaning given such term in Section 2.05(a).

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Credit Event" shall have the meaning given such term in Article IV.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean each Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

         "Disqualified Capital Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

         "EBITDA" shall mean, with respect to BarTech and the Subsidiaries on a consolidated basis for any period, the consolidated net income of BarTech and the Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income, without duplication, the sum of (a) income tax expense,
(b) interest expense, (c) depreciation and amortization expense, (d) any special charges (including, without limitation, any noncash fees or expenses incurred in connection with the Transactions) and any extraordinary or non-recurring losses,
(e) monitoring and management fees paid to any of the Funds, the Veritas Entities and/or their respective Affiliates, (f) dividend payments on and mandatory redemptions of the Bethlehem Preferred Stock, in each case made in accordance with the terms thereof and to the extent permitted by Section 6.06(d), (g) noncash expenses incurred in connection with an employee stock ownership plan and (h) other noncash items reducing consolidated net income, minus, to the extent added in computing such consolidated net income, without duplication, (i) interest income, (ii) extraordinary or non-recurring gains and
(iii) other noncash items increasing consolidated net income.

         "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to human health or safety, including the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sec. 9601 et seq. ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sec. 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. Sec. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sec. 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sec. 11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. Sec. 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sec. 300(f) et seq., and any similar or implementing state or foreign law, and all amendments or regulations promulgated thereunder.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Revolving Loans or Eurodollar Interim Standby Loans.

         "Eurodollar Interim Standby Loan" shall mean any Interim Standby Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Interim Standby Loan.

         "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning given such term in Article
VII.

         "Excess Cash Flow" shall have the meaning given such term in the Senior
Note Indenture, as in effect on the Closing Date.

         "Existing Letter of Credit" shall mean each letter of credit listed on
Schedule 3.23.

         "Facility Pledge Agreement" shall mean the Amended and Restated Facility Pledge Agreement, substantially in the form of Exhibit G, among the Pledgors and the Collateral Agent for the ratable benefit of the Secured Parties (as defined therein).
         "Facility Pro Rata Percentage" shall mean, at any time, the ratio (expressed as a percentage) of (a) the Total Credit Exposure at such time to (b) the sum of (i) the Total Credit Exposure at such time and (ii) the aggregate principal amount of the Senior Notes outstanding at such time; provided, however, that for purposes of Section 2.10(h), the Facility Pro Rata Percentage shall be calculated on the date that BarTech or any Subsidiary shall receive any Net Cash Proceeds requiring any prepayment pursuant to such Section 2.10(h).

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fees" shall mean the Commitment Fees, the Interim Standby Fees, the L/C Participation Fees, the Fronting Bank Fees and the Administrative Agent Fees.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such corporation.

         "Fiscal Year" shall mean, when used with respect to any year, the fiscal year of the Borrowers ending on the Saturday closest to December 31 of such year.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "Fronting Bank Fees" shall have the meaning given to such term in
Section 2.05(b).

         "Fund Affiliates" shall mean each Affiliate of a Fund that is not an operating company or Controlled by an operating company and each general partner of a Fund or any Affiliate of a Fund who is a partner or employee of The Blackstone Group L.P.

         "Funds" shall mean Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Island limited partnership, and Blackstone Family Investment Partnership II L.P., a Cayman Island limited partnership.

         "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States or, when reference is made to another jurisdiction, generally accepted accounting principles in such jurisdiction applied on a consistent basis.

         "GAAP Accounts Receivable" shall mean at the time of any determination thereof the book value of all accounts receivable of the Borrowers and the Guarantors at such time, determined in accordance with GAAP and on a basis otherwise consistent with such Borrower's or Guarantor's current and historical accounting practices.

         "GAAP Inventory" shall mean at the time of any determination thereof the book value of all inventory of each of the Borrowers and the Guarantors at such time, in Dollars, determined in accordance with GAAP and on a basis otherwise consistent with such Borrower's or Guarantor's current and historical accounting practices.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body or, in the case of references to "Governmental Authority" in Article II and
Section 9.17, the National Association of Insurance Commissioners.

         "Guarantee" of or by any person shall mean (a) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

         "Guarantee Agreements" shall mean the Master Guarantee Agreement and the Canadian Guarantee Agreement.

         "Guarantors" shall mean each existing Subsidiary, each subsequently acquired or organized subsidiary that executes the Master Guarantee Agreement pursuant to Section 5.11 and the permitted successors and assigns of each such person.

         "Hazardous Materials" shall mean any material meeting the definition of a "hazardous substance" in CERCLA 42 U.S.C. '9601(14) and all explosive or radioactive substances or wastes, toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or materials or equipment containing PCBs, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and
(j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof, provided that, if the sole asset of such person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

         "Indemnity, Subrogation and Contribution Agreement" shall mean the Amended and Restated Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit J, among the Borrowers, the Guarantors and the Collateral Agent.

         "Indenture Collateral Agent" shall mean United States Trust Company of New York, in its capacity as collateral agent for the Secured Parties (as defined in the Master Pledge Agreement).

         "Indenture Trustee" shall mean the United States Trust Company of New York, in its capacity as trustee for the Senior Note Holders under the Senior
Note Indenture.

         "Information Memorandum" shall have the meaning given such term in
Section 3.15.

         "Interest Escrow Account" shall have the meaning given such term in the introductory statement.

         "Interest Expense" shall mean, with respect to BarTech and the Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of BarTech and the Subsidiaries for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of BarTech and the Subsidiaries on a consolidated basis minus (c) gross interest income of BarTech and the Subsidiaries for such period on a consolidated basis. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by BarTech and the Subsidiaries with respect to Interest/Exchange Rate Protection Agreements.

         "Interest/Exchange Rate Protection Agreement" shall mean any interest rate or currency hedging agreement or arrangement approved by the Administrative Agent (such approval not to be unreasonably withheld) designed to protect BarTech or any of the Subsidiaries against fluctuations in interest rates or currency exchange rates and not for speculation.

         "Interest Payment Date" shall mean, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and
(b) with respect to any ABR Loan, the last day of each calendar quarter, commencing September 30, 1997.

         "Interest Period" shall mean as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect, and the date any Eurodollar Borrowing is prepaid in accordance with Section 2.10; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interim Standby Base Amount" shall mean, at any time, the sum of GAAP Accounts Receivable and GAAP Inventory at such time. Notwithstanding the foregoing, the Interim Standby Base Amount shall not include (i) any accounts receivable or inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreements) or that is subject to any other Lien, except Liens expressly permitted by Section 6.02 (provided that the Interim Standby Base Amount shall be reduced to the extent of the obligations secured by such Liens), (ii) any inventory that is (A) located at a storage or manufacturing facility leased by a Borrower or a Guarantor or in a contract warehouse and (B) not covered by an agreement, in form and substance satisfactory to the Collateral Agent, waiving the lessor's or contract warehouseman's Lien, if any, and providing the Collateral Agent with access to such inventory, provided that such inventory shall be excluded only to the extent that such inventory in the aggregate exceeds 2% of the Interim Standby Base Amount, and provided further that the applicable Borrower or Guarantor shall have used its reasonable efforts to obtain such waiver and consent from each such landlord or contract warehouseman, and (iii) any accounts receivable owed by any officer, employee or Affiliate of BarTech or any Subsidiary. The amount of the Interim Standby Base Amount in effect at any time shall be determined by reference to the Interim Standby Borrowing Amount Certificate most recently delivered hereunder.

         "Interim Standby Borrowing" shall mean a Borrowing comprised of Interim Standby Loans.

         "Interim Standby Borrowing Amount" shall mean, at any time, an amount equal to (a) 90% of the Interim Standby Base Amount at such time minus (b) the Borrowing Base at such time. The Interim Standby Borrowing Amount shall be computed monthly in accordance with Section 5.04(e). The Interim Standby Borrowing Amount in effect at any time shall be determined by reference to the Interim Standby Borrowing Amount Certificate most recently delivered hereunder.

         "Interim Standby Borrowing Amount Certificate" shall mean a certificate substantially in the form of Exhibit M.

         "Interim Standby Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Interim Standby Loans of such Lender.

         "Interim Standby Lender" shall mean any Lender with an Interim Standby Obligation.

         "Interim Standby Loans" shall mean the revolving loans made by the Interim Standby Lenders to the Borrowers pursuant to Section 2.01(b). Each Interim Standby Loan shall be a Eurodollar Interim Standby Loan or an ABR Interim Standby Loan.

         "Interim Standby Maturity Date" shall mean September 1, 1999.

         "Interim Standby Obligation" shall mean, with respect to each Interim Standby Lender, the obligation of such Lender to make Interim Standby Loans hereunder as set forth in Section 2.01(b) or in the Assignment and Acceptance pursuant to which such Lender assumed its Interim Standby Obligation, as applicable, as the same may be reduced from time to time pursuant to Section
2.09 or reduced or increased pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Interim Standby Fee" shall have the meaning given such term in Section 2.05(a).

         "Interim Standby Pro Rata Percentage" of any Interim Standby Lender at any time shall mean the percentage of the Total Interim Standby Obligation represented at such time by such Interim Standby Lender=s Interim Standby Obligation. In the event the Interim Standby Obligations shall have expired or been terminated, the Interim Standby Pro Rata Percentages shall be determined on the basis of the Interim Standby Obligations most recently in effect, but giving effect to any assignment pursuant to Section 9.04.

         "JAC" shall mean Johnstown Advisors Corp., a Delaware corporation and an Affiliate of Veritas.

         "Junior Obligations" shall mean all "Junior Obligations" as defined in either of the Security Agreements.

         "Junior Secured Parties" shall mean "Junior Secured Parties" as defined in either of the Security Agreements.

         "L/C Commitment" shall mean the commitment of the Fronting Bank to issue Letters of Credit pursuant to Section 2.19(a).

         "L/C Disbursement" shall mean a payment or disbursement made by the Fronting Bank pursuant to a Letter of Credit.

         "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fee" shall have the meaning given such term in
Section 2.05(b).

         "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.19.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing (or, if the Administrative Agent shall not have any portion of such Borrowing, the average amount of the portions of each Lender having any portion of such Borrowing) and for a maturity comparable to the Interest Period of such Eurodollar Borrowing are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Guarantee Agreement, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

         "Loan Parties" shall mean the Partnerships, the Borrowers and the Guarantors.

         "Loans" shall mean the Revolving Loans, the Interim Standby Loans and the Swingline Loans.

         "Management Stockholders" shall mean members of management of BarTech holding, directly or indirectly, Capital Stock of BarTech on the Closing Date.

         "Margin Stock" shall have the meaning given such term in Regulation U.

         "Master Guarantee Agreement" shall mean the Amended and Restated Master Guarantee Agreement, substantially in the form of Exhibit D-1, made by the Guarantors parties thereto in favor of the Collateral Agent for the benefit of the Secured Parties (as defined therein).

         "Master Pledge Agreement" shall mean the Master Pledge Agreement, substantially in the form of Exhibit F-1, among the Pledgors and the Indenture Collateral Agent for the ratable benefit of the Secured Parties (as defined therein).

         "Master Security Agreement" shall mean the Amended and Restated Master Security Agreement, substantially in the form of Exhibit E-1, among the Borrowers, the Guarantors parties thereto and the Collateral Agent for the ratable benefit of the Secured Parties (as defined therein).

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the assets, business, properties, financial condition or results of operations of the Borrowers and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of any of the Partnerships, the Borrowers or the Subsidiaries to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Stock Purchase or (c) an impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, the Fronting Bank, the Administrative Agent or the Collateral Agent under, any Loan Document.

         "Maturity Date" shall mean the fourth anniversary of the Closing Date.

         "Merger Agreement" shall mean the Amended Agreement and Plan of Merger dated as of October 4, 1995, between BarTech and Bliss & Laughlin Industries Inc., a Delaware corporation and parent of BLSC (AB&L").

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which BarTech or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code
Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds thereof (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment as and when received), net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) taxes paid or payable in the year such Asset Sale occurs or in the following year as a result thereof and
(iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale (except that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), provided that if BarTech shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds setting forth BarTech's intention to use any portion of such proceeds to purchase assets useful in the business of BarTech and the Subsidiaries within 12 months of such receipt, such portion of such proceeds shall not constitute Net Cash Proceeds except to the extent not so used within such 12-month period, and provided further that no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds until the aggregate of all such proceeds received after the Closing Date shall exceed $1,000,000 (at which time all such proceeds shall constitute Net Cash Proceeds), and (b) with respect to any issuance or sale of Capital Stock of BarTech, the cash proceeds thereof net of brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such issuance or sale of Capital Stock of BarTech and for purposes of calculating "Net Cash Proceeds", fees, commissions and other costs and expenses payable to the Partnerships or any Affiliate thereof shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of The Blackstone Group L.P.

         "Notes" shall mean any promissory note of a Borrower issued pursuant to this Agreement.

         "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreement and the Security Documents.

         "Offering Memorandum" shall mean the Offering Memorandum dated March 28, 1996, relating to the issuance of the Senior Notes.

         "Partnerships" shall mean BRW Steel Holdings L.P., a Delaware limited partnership and BRW Steel Offshore Holdings, L.P., a Delaware limited partnership.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

         "Permitted Business Acquisition" shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, a person or division or line of business of a person (or any subsequent investment made in a previously acquired Permitted Business Acquisition) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) at least 90% of the Capital Stock of any acquired or newly formed corporation, partnership, association or other business entity are owned directly by BarTech or a Subsidiary that is a Guarantor and all actions required to be taken, if any, with respect to such acquired or newly formed subsidiary under Section 5.11 shall have been taken and (d)(i) BarTech and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.01, 6.04, 6.10, 6.11 and 6.12 recomputed as at the last day of the most recently ended fiscal quarter of BarTech and the Subsidiaries as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and BarTech shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such subsidiary or assets, and (ii) any acquired or newly formed subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01).

         "Permitted Investments" shall mean: (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of BarTech) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's, or A-1 (or higher) according to S&P; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; (f) mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (a) through (e) above; and (g) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of total assets of BarTech and the Subsidiaries, on a consolidated basis, as of the end of BarTech's most recently completed Fiscal Year.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which BarTech or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreements" shall mean the Master Pledge Agreement, the Facility Pledge Agreement and the Blackstone Pledge Agreement.

         "Pledged Stock" shall mean any "Pledged Stock" as defined in the Pledge Agreements.

         "Pledge Intercreditor Agreement" shall mean the Amended and Restated Pledge Intercreditor Agreement, substantially in the form of Exhibit H, among the Indenture Collateral Agent and the Secured Parties (as defined therein).

         "Pledgors" shall mean the Partnerships, the Management Stockholders, the Borrowers, the Guarantors and each person who executes a Pledge Agreement pursuant to Section 5.11, in each case for so long as such person owns any Pledged Stock.

         "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

         "Principal Pledgors" shall mean the Partnerships and their permitted successors and assigns, in each case for so long as such person owns any Pledged Stock.

         "Pro Rata Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, but giving effect to any assignments pursuant to Section 9.04.

         "Public Equity Offering" shall mean an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of BarTech made on a primary basis by BarTech pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act of 1933 or an underwritten offering of Capital Stock (other than Disqualified Stock) of BarTech made on a primary basis by BarTech pursuant to Rule 144A under the Securities Act of 1933.

         "Register" shall have the meaning given such term in Section 9.04(d).

         "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Release" shall have the meaning given such term in CERCLA, 42 U.S.C. Sec. 9601(22).

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions, including studies and investigations, required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment; or (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material.

         "Reportable Event" shall mean any reportable event as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

         "Required Lenders" shall mean, at any time, Lenders having Loans (other than Swingline Loans), L/C Exposures, Swingline Exposures and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) representing more than 50% of the sum of all Loans (other than Swingline Loans) outstanding, L/C Exposures, Swingline Exposures and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) at such time.

         "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Restatement Closing Date" shall have the meaning given such term in the Amendment Agreement.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in
Section 2.01(a) or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may reduced from time to time pursuant to Section 2.09 or reduced or increased pursuant to assignments by or to such Lender pursuant to Section 9.04.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender plus the amount at such time of such Lender's Pro Rata Percentage of the L/C Exposure plus the amount at such time of such Lender's Swingline Exposure.

         "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

         "Revolving Loans" shall mean the revolving loans made by the Revolving Credit Lenders to the Borrowers pursuant to Section 2.01(a). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Sale and Lease-Back Transaction" shall have the meaning given such term in Section 6.03.

         "Secured Parties" shall mean the "Secured Parties" as defined in any Security Document, as applicable.

         "Security Agreements" shall mean the Master Security Agreement and the Canadian Security Agreement.

         "Security Documents" shall mean the Security Agreements, the Pledge Agreements, the Pledge Intercreditor Agreement, the Subordination Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

         "Senior Note Guarantees" shall mean, collectively, the Guarantees of the Guarantors guaranteeing repayment of the Senior Notes.

         "Senior Note Holders" shall mean the holders of the Senior Notes.

         "Senior Note Indenture" shall mean the indenture dated as of April 1, 1996, among BarTech, as issuer, the Subsidiaries parties thereto, as guarantors, and the Indenture Trustee, as amended from time to time in accordance with the terms hereof and thereof.
         "Senior Notes" shall mean any and all Indebtedness evidenced by the Senior Note Indenture (and the notes and security interests issued thereunder) relating to BarTech's 13 1/2% Senior Secured Notes due 2001 in an aggregate principal amount of $91,609,000.

         "Senior Obligations" shall mean the "Senior Obligations" as defined in either of the Security Agreements.

         "Senior Secured Parties" shall mean the "Senior Secured Parties" as defined in either of the Security Agreements.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent is subject with respect to Eurocurrency Liabilities (as defined in Regulation D of the Board) or other categories of liabilities or deposits by reference to which the LIBO Rate is determined. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Revolving Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Stockholders' Agreement" shall mean the Stockholders' Agreement dated as of the Closing Date, among the Partnerships, the Funds, the Management Stockholders and BarTech.

         "Subscription Agreement" shall mean the Stock Subscription Agreement dated as of March 1, 1996, among BarTech, BRW Steel Holdings L.P., a Delaware limited partnership and BRW Steel Offshore Holdings L.P., a Delaware limited partnership.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean each subsidiary of BarTech.

         "Subordination Agreement" shall mean the Amended and Restated Intercreditor and Subordination Agreement, substantially in the form of Exhibit I, among the Indenture Trustee, the Collateral Agent and the Senior Creditors parties thereto.

         "Swingline Exposure" shall mean at any time the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

         "Swingline Lender" shall mean The Chase Manhattan Bank in its capacity as Swingline Lender hereunder.

         "Swingline Loan Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans as set forth in Section 2.01(c).

         "Swingline Loans" shall mean the Swingline loans made by the Swingline Lender to the Borrowers pursuant to Section 2.01(c).

         "Total A/R and Inventory" shall mean, at any time, the sum of GAAP Accounts Receivable and GAAP Inventory at such time; provided, however, that, for purposes of such calculation, GAAP Inventory shall not exceed 60% of Total A/R and Inventory. Notwithstanding the foregoing, Total A/R and Inventory shall not include (i) any accounts receivable or inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreements) or that is subject to any other Lien, except Liens expressly permitted by Section
6.02 (provided that Total A/R and Inventory shall be reduced to the extent of the obligations secured by such Liens), (ii) any inventory that is (A) located at a storage or manufacturing facility leased by a Borrower or a Guarantor or in a contract warehouse and (B) not covered by an agreement, in form and substance satisfactory to the Collateral Agent, waiving the lessor's or contract warehouseman's Lien, if any, and providing the Collateral Agent with access to such inventory, provided that such inventory shall be excluded only to the extent that such inventory in the aggregate exceeds 2% of Total A/R and Inventory, and provided further that the applicable Borrower or Guarantor shall have used its reasonable efforts to obtain such waiver and consent from each such landlord or contract warehouseman, and (iii) any accounts receivable owed by any officer, employee or Affiliate of BarTech or any Subsidiary. The amount of Total A/R and Inventory in effect at any time shall be determined by reference to the Borrowing Base Certificate most recently delivered hereunder.

         "Total Credit Exposure" shall mean, at any time, the sum of (a) the Total Revolving Credit Exposure and (b) the Total Interim Standby Exposure.

         "Total Interim Standby Exposure" shall mean, at any time, the aggregate amount of the Interim Standby Lenders= Interim Standby Exposures at such time.

         "Total Interim Standby Obligation" shall mean, at any time, the aggregate amount of the Interim Standby Obligations, as in effect at such time.

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

         "Total Revolving Credit Exposure" shall mean, at any time, the aggregate amount of the Lenders' Revolving Credit Exposures at such time.

         "Transactions" shall have the meaning given such term in Section 3.02.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "Veritas" shall mean Veritas Capital Inc.

         "Veritas Entities" shall mean Veritas, BRWPI and JAC.

         "Wholly Owned Domestic Subsidiary" means a Domestic Subsidiary at least 99% of the Capital Stock of which (other than Directors' qualifying shares) is owned by BarTech or another Wholly Owned Domestic Subsidiary.

         "Wholly Owned Subsidiary" means a Subsidiary, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by BarTech or another Wholly Owned Subsidiary.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

           SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Section 2.10(g) and Article VI all accounting terms herein shall be interpreted and all accounting determinations hereunder (in each case, unless otherwise provided for or defined herein) shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05, and provided further that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Section

2.10(g) or Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Section 2.10(g) or Article VI or any related definition for such purpose), then (i) the Borrowers and the Administrative Agent shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) the Borrowers' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders.


                                   ARTICLE II

                                   The Credits

           SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents, each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to Borrowers, from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Revolving Credit Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Revolving Credit Lender's Revolving Credit Exposure at such time exceeding the lesser of (A) the Revolving Credit Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, and (B) such Revolving Credit Lender's Pro Rata Percentage of the Borrowing Base in effect at such time, (ii) the Total Revolving Credit Exposure at such time exceeding the lesser of (A) the Total Revolving Credit Commitment and (B) the Borrowing Base in effect at such time or (iii) the Total Credit Exposure at such time exceeding the lesser of (A) the Total Revolving Credit Commitment and (B) 90% of the Interim Standby Base Amount in effect at such time.

         (b) Subject to the terms and conditions and relying upon the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents, each Interim Standby Lender agrees, severally and not jointly, to make Interim Standby Loans to the Borrowers, from time to time on or after the date hereof and until the earlier of the Interim Standby Maturity Date and the termination of the Interim Standby Obligation of such Interim Standby Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Interim Standby Lender=s Interim Standby Exposure at such time exceeding the lesser of (A) the Interim Standby Obligation set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, and (B) such Interim Standby Lender=s Interim Standby Pro Rata Percentage of the Interim Standby Borrowing Amount in effect at such time, (ii) the Total Interim Standby Exposure at such time exceeding the lesser of (A) the Total Interim Standby Obligation and (B) the Interim Standby Borrowing Amount in effect at such time or (iii) the

Total Credit Exposure at such time exceeding the lesser of (A) the Total Revolving Credit Commitment and (B) 90% of the Interim Standby Base Amount in effect at such time.
         (c) (i) The Swingline Lender hereby agrees, subject to the terms and conditions and relying upon the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents, and subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Revolving Credit Commitments available to the Borrowers from time to time during the period from the Closing Date through and excluding the earlier of Maturity Date and the termination of the Revolving Credit Commitments in an aggregate principal amount not to exceed the Swingline Loan Commitment, by making Swingline Loans to the Borrowers. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans, L/C Exposure and outstanding Swingline Loans, may exceed the Swingline Lender's Revolving Credit Commitment. The original amount of the Swingline Loan Commitment is $10,000,000. The Swingline Loan Commitment shall expire on the date the Revolving Credit Commitments are terminated and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. The applicable Borrower shall give the Administrative Agent telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by telecopy) not later than 12:00 (noon), New York City time, on the day of a proposed borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable, shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent shall give the Swingline Lender prompt written or telecopy advice of any notice received from a Borrower pursuant to this paragraph.

         (ii) In no event shall (A) the aggregate principal amount of Swingline Loans outstanding at any time exceed the aggregate Swingline Loan Commitment in effect at such time, (B) the Total Revolving Credit Exposure at any time exceed the lesser of (x) the Total Revolving Credit Commitment at such time and (y) the Borrowing Base in effect at such time, (C) the Total Credit Exposure at such time exceed the lesser of (x) the Total Revolving Credit Commitment and (y) 90% of the Interim Standby Base Amount in effect at such time or (D) the aggregate Swingline Loan Commitment exceed at any time the Total Revolving Credit Commitment in effect at such time. Swingline Loans may only be made as ABR Loans.

         (iii) With respect to any Swingline Loans that have not been voluntarily prepaid by the Borrowers, the Swingline Lender (by request to the Administrative Agent) or Administrative Agent at any time may, and shall at any time Swingline Loans in an amount equal to or greater than $1,000,000 shall have been outstanding for more than 10 days, on one Business Day's notice, require each Revolving Credit Lender, including the Swingline Lender, and each Lender hereby agrees, subject to the provisions of this Section 2.01(c), to make a Revolving Loan (which shall be funded as an ABR loan) in an amount equal to such Lender's Pro Rata Percentage of the amount of the Swingline Loans ("Refunded Swingline Loans") outstanding on the date notice is given that the Swingline Lender requests the Lenders to prepay, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Lenders shall not be required to make such Revolving Loans if the aggregate principal amount of Swingline Loans outstanding as of any Tuesday of any week (or the first Business Day occurring after any such Tuesday if such Tuesday is not a Business Day) is less than $500,000.

         (iv) In the case of Revolving Loans made by Lenders other than the Swingline Lender under the immediately preceding paragraph (iii), each such Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at 270 Park Avenue, New York, New York, not later than 1:00 p.m., New York City time, on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swingline Lender (and not to the Borrowers) and applied to repay the Refunded Swingline Loans. On the day such Revolving Loans are made, the Swingline Lender's Pro Rata Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as Revolving Loans of Lenders. Each Borrower authorizes the Administrative Agent and the Swingline Lender to charge such Borrower's account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of a Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17. Subject to the proviso contained in the first sentence of the preceding paragraph and to the compliance by the Swingline Lender with the provisions of subparagraph (vii) below, each Lender's obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, either Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or a Default; (C) any adverse change in the condition (financial or otherwise) of any of the Borrowers or the Subsidiaries;
(D) any breach of this Agreement or any other Loan Document by any of the Loan Parties or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this
Section 2.01(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that either Borrower or the Swingline Lender may have against any Lender as a result of any default by such Lender hereunder.

         (v) A copy of each notice given by the Swingline Lender or the Administrative Agent pursuant to this Section 2.01(c) shall be promptly delivered by the Swingline Lender to the Administrative Agent and each Borrower. Upon the making of a Revolving Loan by a Lender pursuant to this Section 2.01(c), the amount so funded shall no longer be owed in respect of Swingline Loans.

         (vi) If as a result of any bankruptcy or similar proceeding, Revolving Loans are not made pursuant to this Section 2.01(c) sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Pro Rata Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swingline Lender, each Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Lender fails to make available to the Swingline Lender the amount of such Lender's participation as provided in this Section 2.01(c), the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate plus 2.00%.

         (vii) Notwithstanding anything herein to the contrary, the Swingline Lender shall not make any Swingline Loans at any time the Swingline Lender is aware that the conditions to the making of such Swingline Loan set forth in
Section 4.01 have not been satisfied unless such conditions shall have been waived in accordance with this Agreement.

         (d) Within the limits set forth in paragraphs (a), (b) and (c) above, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans, Interim Standby Loans and Swingline Loans on or after the Closing Date and prior to the Maturity Date, in the case of Revolving Loans or Swingline Loans, or the Interim Standby Maturity Date, in the case of Interim Standby Loans, subject to the terms, conditions and limitations set forth herein.

         SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments or Interim Standby Obligations, as applicable; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 (or, in the case of Swingline Loans and Interim Standby Loans, $250,000) and not less than $3,000,000 (or, in the case of (A) Swingline Loans and Interim Standby Loans, $250,000) or (ii) equal to the remaining available balance of the applicable Commitments or Interim Standby Obligations, as applicable, provided that Revolving Loans used to pay Refunded Swingline Loans may be in the amount of such Refunded Swingline Loans.

         (b) Subject to Sections 2.08 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or (except in the case of Swingline Loans) Eurodollar Loans as the Borrowers may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.11 or
Section 2.17 in respect of increased costs arising as a result of such exercise. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in more than six Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Subject to paragraph (f) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds not later than 11:00 a.m., New York City time, and the

Administrative Agent shall by 12:00 (noon), New York City time, (i) in the case of any Loan made to reimburse any L/C Disbursement or to refund any Swingline Loan, apply the amounts so received to effect such reimbursement or refund as contemplated by Section 2.19 or Section 2.01(c) and (ii) in the case of each Loan the proceeds of which are to be received by a Borrower, credit the amounts so received to an account designated by such Borrower in the applicable Borrowing Request; provided, however, that if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request (i) any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date or (ii) any Interim Standby Borrowing if the Interest Period requested with respect thereto would end after the Interim Standby Maturity Date.

         (f) Each Borrower may refinance all or any part of (i) a Revolving Credit Borrowing with another Revolving Credit Borrowing or an Interim Standby Borrowing or (ii) an Interim Standby Borrowing with another Interim Standby Borrowing or a Revolving Credit Borrowing. Any Revolving Credit Borrowing, Interim Standby Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with the applicable provisions of this Agreement with the proceeds of the new Revolving Credit Borrowing or new Interim Standby Borrowing, as the case may be, and the proceeds of such new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrowers pursuant to paragraph (c) above.

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the applicable Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request substantially in the form of Exhibit C (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing; provided, however, that Borrowing Requests with respect to

Borrowings to be made on the Closing Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the applicable Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day),
(iii) the amount of such Borrowing, (iv) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto and (v) whether such Borrowing is to be a Revolving Credit Borrowing or an Interim Standby Borrowing; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the applicable Lenders of any notice given pursuant to this
Section 2.03 and of each Lender's portion of the requested Borrowing.

         If the applicable Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.03 prior to the end of the Interest Period then in effect for any Revolving Credit Borrowing requesting that such Borrowing be refinanced, then such Borrower shall (unless such Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of equivalent amount, and such new Borrowing shall be an ABR Borrowing.

         If the applicable Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.03 prior to the end of the Interest Period then in effect for any Interim Standby Borrowing requesting that such Borrowing by refinanced, then such Borrower shall (unless such Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) to deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of equivalent amount, and such new Borrowing shall be an ABR Borrowing.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrowers agree, jointly and severally, to pay the outstanding principal balance of (i) each Loan (other than Interim Standby Loans) on the Maturity Date and (ii) each Interim Standby Loan on the Interim Standby Maturity Date. Each Loan shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Note as provided in Section 9.04(h) or otherwise, the interests represented by that Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. (a) The Borrowers agree, jointly and severally, to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year, commencing September 30, 1997, and on the date on which the Commitments of all the Lenders shall be terminated as provided herein, (i) a commitment fee (a "Commitment Fee") on the average daily unused amount of the Revolving Credit Commitments minus the average daily unused amount of the Interim Standby Obligations of such Lender during the preceding quarter (or other period commencing with the date of acceptance by the Borrowers of the Revolving Credit Commitments of such Lender or ending with the date on which the last of the Revolving Credit Commitments of such Lender shall be terminated) at a rate per annum equal to 0.50%, provided that all Commitment Fees accrued on or prior to the Restatement Closing Date shall be paid on the last day of such quarter immediately following the Restatement Closing Date and
(ii) in the case of each Interim Standby Lender, an Interim Standby Obligation fee (an "Interim Standby Fee") on the average daily unused amount of the Interim Standby Obligation of such Interim Standby Lender during the preceding quarter (or other period commencing with the date of acceptance by the Borrowers of the Interim Standby Obligation of such Interim Standby Lender or ending with the date on which the Interim Standby Obligation of such Interim Standby Lender shall be terminated) at a rate per annum equal to 1.00%. All Commitment Fees and all Interim Standby Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable. For the purpose of calculating any Lender's Commitment Fee, the outstanding Swingline Loans during the period for which such Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the date of acceptance by the Borrowers of the Commitments of such Lender and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein. The Interim Standby Fee due to each Interim Standby Lender shall commence to accrue on the date of acceptance by the Borrowers of the Interim Standby Obligation of such Interim Standby Lender and shall cease to accrue on the date on which the Interim Standby Obligation of such Interim Standby Lender shall be terminated as provided herein.

         (b) The Borrowers from time to time agree, jointly and severally, to pay (i) to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year, commencing September 30, 1997, and on the date on which the Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, a fee (an "L/C Participation

Fee") on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding in each case the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which the Revolving Credit Commitments shall be terminated) at a rate per annum equal to the spread over the Adjusted LIBO Rate from time to time in effect to determine the interest rate on Eurodollar Revolving Loans pursuant to Section 2.06(b), provided that all L/C Participation Fees accrued on or prior to the Restatement Closing Date shall be paid on the last day of such quarter immediately following the Restatement Closing Date and (ii) to the Fronting Bank, the fees separately agreed upon by the Borrowers and the Fronting Bank plus, in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, the Fronting Bank's customary documentary and processing charges (collectively, the "Fronting Bank Fees"). All L/C Participation Fees and Fronting Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.

         (c) The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, the fees set forth in the letter agreement dated March 1, 1996, between BarTech and the Administrative Agent at the times and in the amounts set forth therein (the "Administrative Agent Fees").

         (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Bank Fees shall be paid directly to the Fronting Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to (i) with respect to ABR Revolving Loans, the Alternate Base Rate plus 2.00%; provided, however, that such rate shall increase to the Alternate Base Rate plus 2.50% at any time that Total Revolving Credit Exposure shall exceed 62.5% of Total A/R and Inventory and (ii) with respect to ABR Interim Standby Loans, the Alternate Base Rate plus 3.50%.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) with respect to Eurodollar Revolving Loans, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 3.00%; provided, however, that such rate shall increase to the Adjusted LIBO Rate plus 3.50% at any time that Total Revolving Credit Exposure shall exceed 62.5% of Total A/R and Inventory and (ii) with respect to Eurodollar Interim Standby Loans, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 4.50%.

         (c) The Borrowers agree, jointly and severally, to pay interest on each Loan on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. All interest accrued on or prior to the Restatement Closing Date shall be paid on the Interest Payment Date immediately following the Restatement Closing Date. The applicable Alternate Base Rate or

Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall give the Borrowers prompt notice of each such determination.

         SECTION 2.07. Default Interest. If the Borrowers shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount for the period beginning on the date of such default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the "Default Rate") (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) in the case of overdue Loans, overdue interest thereon, overdue Commitment Fees, overdue Interim Standby Fees, overdue L/C Participation Fees or other overdue amounts owing in respect of Loans or other obligations (or the related Commitments) in respect of the Revolving Credit Commitments or the Interim Standby Obligations, the rate that would otherwise be applicable to ABR Loans pursuant to Section 2.06 plus 2.00% and (b) in the case of any other overdue amount, the Alternate Base Rate plus 3.50%.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurodollar Borrowing pursuant to Section
2.03 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments and Interim Standby Obligations. (a) The Revolving Credit Commitments, the Swingline Loan Commitment and the L/C Commitment shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Maturity Date. The Interim Standby Obligations shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Interim Standby Maturity Date.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments and the Interim Standby Obligations; provided, however, that (i) (A) each partial reduction of any Commitments shall be in an integral multiple of $500,000 (or, if less, the remaining amount of the applicable Commitments) and (B) each partial reduction of any Interim Standby Obligations shall be in an integral multiple of $100,000 (or if less, the remaining amount of the Interim Standby Obligations at the time), (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Revolving Credit Exposure at the time, (iii) the Total Interim Standby Obligation shall not be reduced to an amount that is less than the Total Interim Standby Exposure at the time, (iv) upon any partial reduction of the Revolving Credit Commitments, the Interim Standby Obligations shall be reduced by an equivalent amount, and (v) upon termination of the Revolving Credit Commitments, the Interim Standby Obligations shall also be terminated.

         (c) The Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to any amount applied under paragraph
(f), (g) or (h) of Section 2.10 to prepay Revolving Credit Borrowings (other than any such prepayment resulting from Net Cash Proceeds received from the issuance of Capital Stock of BarTech pursuant to the 1997 Subscription Agreement) (or that would have been required to be so applied if Revolving Credit Borrowings equal to such amount had been outstanding). The Interim Standby Obligations shall be automatically and permanently reduced by an amount equal to any amount applied under paragraphs (f), (g) or (h) of Section 2.10 to prepay Interim Standby Borrowings (other than any such prepayment resulting from Net Cash Proceeds received from the issuance of Capital Stock of BarTech pursuant to the 1997 Subscription Agreement) (or that would have been required to be so applied if the Interim Standby Borrowings equal to such amount had been outstanding).

         (d) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees and, to the extent applicable, L/C Participation Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         (e) Each reduction in the Interim Standby Obligations hereunder shall be made ratably among the Interim Standby Lenders in accordance with their respective Interim Standby Obligations. The Borrowers shall pay to the Administrative Agent for the account of the Interim Standby Lenders, on the date of each termination or reduction, the Interim Standby Fees on the amount of the Interim Standby Obligations so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10. Prepayment. (a) Subject to paragraph (j) of this Section 2.10, the Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon (i) in the case of any Eurodollar Borrowing, at least three Business Days' or (ii) in the case of any ABR Borrowing, one Business Day's, prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent; provided, however, that each partial prepayment (other than of a Swingline Loan) shall be in an amount that is an integral multiple of $500,000 (or, in the case of Interim Standby Loans, $100,000) and not less than $1,000,000 (or, in the case of Interim Standby Loans, $250,000).

         (b) In the event of any termination of the Revolving Credit Commitments, the Borrowers shall on the date of such termination, in accordance with the provisions of paragraph (j) of this Section 2.10, repay or prepay all the outstanding Swingline Loans, Revolving Credit Borrowings and Interim Standby Borrowings, reduce the L/C Exposure to zero and cause all Letters of Credit to be canceled and returned to the Fronting Bank. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers, the Swingline Lender and the Lenders of the Total Credit Exposure and (ii) if after giving effect to such reduction the Total Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrowers shall, on the date of such reduction, apply an amount equal to such excess first, to prepay, in accordance with the provisions of paragraph (j) of this Section 2.10, the then outstanding Loans (if any) and, second, after all outstanding Loans have been paid in full, to cash collateralize outstanding Letters of Credit on terms and pursuant to documentation satisfactory to the Collateral Agent as security for the reimbursement obligations of the Borrowers in respect of drawings thereunder.

         (c) In the event of any termination of the Interim Standby Obligations (other than as a result of the partial reduction or termination of the Revolving Credit Commitments) the Borrowers shall on the date of such termination repay or prepay all the outstanding Interim Standby Borrowings. In the event of any partial reduction of the Interim Standby Obligations (other than as a result of the partial reduction of the Revolving Credit Commitments), then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers and the Interim Standby Lenders of the Total Interim Standby Exposure and (ii) if after giving effect to such reduction the Total Interim Standby Exposure would exceed the Total Interim Standby Obligation, then the Borrowers shall, on the date of such reduction, apply an amount equal to such excess to prepay the then outstanding Interim Standby Loans.

         (d) If on any date the Total Revolving Credit Exposure shall exceed the Borrowing Base, the Borrowers shall on such date apply an amount equal to such excess first, to prepay the then outstanding Revolving Loans (if any) and Swingline Loans (if any) and, second, to cash collateralize outstanding Letters of Credit on terms and pursuant to documentation satisfactory to the Collateral Agent as security for the reimbursement obligations of the Borrowers in respect of drawings thereunder.

         (e) If on any date the Total Interim Standby Exposure shall exceed the Interim Standby Borrowing Amount, the Borrowers shall on such date apply an amount equal to such excess to prepay the then outstanding Interim Standby Loans, provided that, prior to making any prepayments pursuant to this paragraph
(e), the Borrowers shall have complied with paragraph (d) of this Section 2.10.

         (f) In the event that (i) BarTech shall elect to optionally redeem all or any portion of the Senior Notes pursuant to the Senior Note Indenture as permitted by Section 6.09(b)(i) and (ii) (x) on the date the related notice of redemption is given, the Total Revolving Credit Exposure exceeds 62.5% of Total A/R and Inventory or (y) the average daily Total Revolving Credit Exposure during the 30-day period immediately preceding the date the related notice of redemption is given exceeds 62.5% of Total A/R and Inventory, then the Borrowers shall, concurrently with the delivery of such notice of redemption, apply an amount equal to the greater of (1) the excess, if any, referred to in clause (x) above and (2) the excess, if any, referred to in clause (y) above, first, to prepay the then outstanding Loans (if any) and, second, to cash collateralize outstanding Letters of Credit on terms and pursuant to documentation satisfactory to the Collateral Agent as security for the reimbursement obligations of the Borrowers in respect of drawings thereunder.

         (g) In the event that (i) BarTech shall be required to make an offer to purchase, or shall elect to optionally redeem, all or any portion of the Senior Notes pursuant to the Senior Note Indenture as permitted by Section 6.09(b)(ii) or 6.09(b)(iii) and (ii) (x) on the date the related notice of redemption is given or the related offer to purchase is made, the Total Revolving Credit Exposure exceeds 62.5% of Total A/R and Inventory or (y) the average daily Total Revolving Credit Exposure during the 30-day period immediately preceding the date such notice is given or such offer is made exceeds 62.5% of Total A/R and Inventory, then the Borrowers shall, concurrently with the delivery of such notice of redemption or offer to purchase, apply an amount equal to the greater of (1) the excess, if any, referred to in clause (x) above and (2) the excess, if any, referred to in clause (y) above, first, to prepay the then outstanding Loans (if any), and second, to cash collateralize outstanding Letters of Credit on terms and pursuant to documentation satisfactory to the Collateral Agent as security for the reimbursement obligations of the Borrowers in respect of drawings thereunder. Not later than the date on which BarTech is required to deliver financial statements with respect to the end of each Fiscal Year under Section 5.04(a), BarTech will deliver to the Administrative Agent a certificate signed by a Financial Officer of BarTech setting forth the amount, if any, of Excess Cash Flow for such Fiscal Year and the calculation thereof in reasonable detail.

         (h) In the event that BarTech or any Subsidiary shall receive Net Cash Proceeds from any issuance or sale of Capital Stock of BarTech or any Subsidiary, the Borrowers shall, promptly upon (and in any event not later than the third Business Day following) the receipt of such Net Cash Proceeds, apply an amount equal to the Facility Pro Rata Percentage (or an amount equal to 100% of such Net Cash Proceeds, in the case of Net Cash Proceeds received from the issuance of Capital Stock of BarTech pursuant to the 1997 Subscription Agreement) of such Net Cash Proceeds first, to prepay, in accordance with the provisions of paragraph (j) of this Section 2.10, the then outstanding Loans (if any) and, second, after all outstanding Loans have been paid in full, to cash collateralize outstanding Letters of Credit on terms and pursuant to documentation satisfactory to the Collateral Agent as security for the reimbursement obligations of the Borrowers in respect of drawings thereunder.

         (i) If on any date the aggregate amount of cash and cash equivalents held by BarTech and the Subsidiaries shall exceed the Cash Target Amount, the Borrowers shall within one Business Day apply an amount equal to such excess to prepay the Interim Standby Loans, provided that, prior to making any prepayments pursuant to this paragraph (i), the Borrowers shall have complied with paragraph
(d) of this Section 2.10.

         (j) The Borrower shall apply all prepayments pursuant to this Section
2.10 (other than any such prepayments made pursuant to paragraph (d) of this Section 2.10) first, to prepay Interim Standby Borrowings and second, after the Interim Standby Borrowings have been paid in full, to prepay Revolving Credit Borrowings; provided, however, that if an Event of Default shall have occurred and be continuing, the Borrower shall apply all prepayments pursuant to this
Section 2.10 first, to prepay Revolving Credit Borrowings, second, to cash collateralize outstanding Letters of Credit on terms and pursuant to documentation satisfactory to the Collateral Agent as security for the reimbursement obligations of the Borrowers in respect of drawings thereunder and third, after all Revolving Credit Borrowings have been paid in full, to prepay Interim Standby Borrowings.

         (k) Each notice of prepayment or reduction pursuant to this Section
2.10 shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments and reductions under this Section 2.10 shall be subject to Section 2.13 but otherwise without premium or penalty. All prepayments of Eurodollar

Borrowings under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

         (l) In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the ABR Loans required to be prepaid (the amount of any such excess being called the "Excess Amount"), the Borrowers shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loan at the end of the current Interest Periods applicable thereto. On any Business Day on which (i) collected amounts remain on deposit in or to the credit of any such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.10(l) and (ii) the Borrowers shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; provided, however, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. No Borrower shall have the right to withdraw any amount from any such cash collateral account until the applicable Eurodollar Loan and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

         SECTION 2.11. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Fronting Bank in respect of any Letter of Credit or of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Lender or the Fronting Bank by the jurisdiction in which such Lender or the Fronting Bank has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in Section 2.17), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by or, in the case of the Letters of Credit, participated in by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or the Fronting Bank or shall impose on such Lender or the Fronting Bank or the interbank Eurodollar market any other condition affecting this Agreement, any Letter of Credit (or any participation with respect thereto), the L/C Exposure, the L/C Commitment or any Eurodollar Revolving Loan of such Lender or the Fronting Bank, and the result of any of the foregoing shall be to increase the cost to such Lender or the Fronting Bank of making or maintaining its L/C Exposure, its L/C Commitment or any Eurodollar Loan (or, in the case of the Fronting Bank, of making any payment under any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Fronting

Bank to be material, then from time to time the Borrowers will pay to such Lender or the Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or the Fronting Bank for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Fronting Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Fronting Bank or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's policies and the policies of such Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time the Borrowers shall pay to such Lender or the Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company for any such reduction suffered.

         (c) A certificate of each Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Fronting Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrowers through the Administrative Agent and shall be conclusive absent manifest error. The Borrowers shall pay each Lender or the Fronting Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or the Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Fronting Bank's right to demand such compensation, except that no Lender nor the Fronting Bank shall be entitled to compensation under this Section 2.11 for any costs incurred or reduction suffered with respect to any date unless such Lender or the Fronting Bank, as applicable, shall have notified the Borrowers that it will demand compensation for such costs or reductions under paragraph (c) above, not more than six months after the later of (i) such date and (ii) the date on which such Lender or the Fronting Bank, as applicable, shall have become aware of such costs or reductions. The protection of this Section 2.11(d) shall be available to each Lender and the Fronting Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.12. Change in Legality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by a Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under subparagraphs (i) and
(ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.12, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

         SECTION 2.13. Indemnity. The Borrowers shall, jointly and severally, indemnify each Lender against any loss or expense (other than taxes) that such Lender may sustain or incur as a consequence of (a) any failure by the Borrowers to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrowers to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of
(i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such

Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.13 (and the reasons therefor) shall be delivered to the Borrowers through the Administrative Agent and shall be conclusive absent manifest error.

         SECTION 2.14. Pro Rata Treatment. (a) Except as required under Section 2.12, each Borrowing (other than an Interim Standby Borrowing), each payment or prepayment of principal of any Borrowing (other than an Interim Standby Borrowing), each payment of interest on the Loans (other than Interim Standby Loans), each reimbursement of L/C Disbursements, each payment of the Commitment Fee, or L/C Participation Fees, each reduction of the Revolving Credit Commitments and each refinancing of any Borrowing (other than Interim Standby Borrowings) with, conversion of any Borrowing (other than Interim Standby Borrowings) to or continuation of any Borrowing (other than Interim Standby Borrowings) as a Borrowing (other than Interim Standby Borrowings) of any Type shall be allocated (except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans or participations in L/C Disbursements, as applicable). Each Lender agrees that in computing such Lender's portion of any Borrowing or L/C Disbursement, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing or L/C Disbursement, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

         (b) Except as required under Section 2.12, each Interim Standby Borrowing, each payment or prepayment of principal of any Interim Standby Borrowing, each payment of interest on the Interim Standby Loans, each payment of the Interim Standby Fee, each reduction of the Interim Standby Obligations and each refinancing of any Interim Standby Borrowing with, conversion of any Interim Standby Borrowing to or continuation of any Interim Standby Borrowing as an Interim Standby Borrowing of any Type shall be allocated pro rata among the Interim Standby Lenders in accordance with their respective applicable Interim Standby Obligations (or, if such Interim Standby Obligations shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Interim Standby Loans). Each Interim Standby Lender agrees that in computing such Interim Standby Lender's portion of any Interim Standby Borrowing, the Administrative Agent may, in its discretion, round each Interim Standby Lender's percentage of such Interim Standby Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

         SECTION 2.15. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against a Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid principal portion of its Loans or L/C Disbursements made pursuant to any Commitment (or, after acceleration of the Loans pursuant to Article VII, applicable to any Loan or L/C Disbursement) shall be proportionately less than the unpaid principal portion of the Loans or L/C Disbursements of any other Lender made pursuant to such Commitments (or, after acceleration of the Loans pursuant to Article VII, applicable to any Loan or L/C Disbursement), first, such Lender shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, an interest in the Loans (other than Interim Standby Loans) or L/C Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans or L/C Disbursements and interests in such Loans or L/C Disbursements held by each such Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans or L/C Disbursements then outstanding under such Commitments as the principal amount of such Loans or L/C Disbursements of such Lender under such Commitments prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Loans or L/C Disbursements outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; and second, after the Loans (other than Interim Standby Loans) and L/C Disbursements have been paid in full, such Lender shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, an interest in the Interim Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Interim Standby Loans and interests in Interim Standby Loans held by each such Lender shall be in the same proportion to the aggregate unpaid principal amount of all Interim Standby Loans then outstanding as the principal amount of the Interim Standby Loans of such Lender prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Interim Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding an interest in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the applicable Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to, or L/C Disbursement directly for the benefit of, such Borrower in the amount of such interest.

         SECTION 2.16. Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or L/C Disbursement or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document without set-off or counterclaim not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders and the Fronting Bank promptly upon receipt in like funds as received.

         (b) Whenever any payment (including principal of or interest on any Borrowing or L/C Disbursement or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.17. Taxes. (a) Any and all payments by the Borrowers to the Administrative Agent, the Fronting Bank or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, the Fronting Bank and the Administrative Agent, taxes that would not be imposed but for a connection between such Lender, the Fronting Bank or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, the Fronting Bank or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Lender, the Fronting Bank and the Administrative Agent, any United States withholding taxes payable with respect to any payments made hereunder or under the other Loan Documents under laws (including any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) applicable to such Lender, the Fronting Bank or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this
Section 2.17, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, the Fronting Bank or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment, including any assignment by a Lender or the Fronting Bank to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, the Fronting Bank or the Administrative Agent, (i) the sum payable by the Borrowers shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender, the Fronting Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. No Borrower shall, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, the Fronting Bank or the Administrative Agent not organized under the laws of the United States of America or a state thereof if such Lender, the Fronting Bank or the Administrative Agent fails to comply with the requirements of paragraph (f) and paragraph (g) of this Section 2.17.

         (b) In addition, the Borrowers agree, jointly and severally, to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrowers will, jointly and severally, indemnify each Lender, the Fronting Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Lender, the Fronting Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses including reasonable attorney's fees and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender (or

Transferee), the Fronting Bank or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes, provided that if the Borrowers reasonably believe that such Taxes were not correctly or legally asserted, such Lender, the Fronting Bank or the Administrative Agent, as the case may be shall use reasonable efforts to cooperate with the Borrowers to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within 10 days after the date any Lender, the Fronting Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender, the Fronting Bank or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrowers of the availability of such refund and shall, within 30 days after receipt of a request by the Borrowers, pursue or timely claim such refund at the Borrowers' expense. If any Lender, the Fronting Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, the Fronting Bank or the Administrative Agent has received payment from the Borrowers hereunder, it shall promptly repay such refund (plus any interest received) to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this
Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), provided that the Borrowers, upon the request of such Lender, the Fronting Bank or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender, the Fronting Bank or the Administrative Agent in the event such Lender, the Fronting Bank or the Administrative Agent is required to repay such refund to the relevant taxing authority.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by a Borrower in respect of any payment to any Lender, the Fronting Bank or the Administrative Agent, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments.

         (f) Each Lender, the Fronting Bank and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of the Fronting Bank or such Lender, it will (i) deliver to the Borrowers and the Administrative Agent (if appropriate) two duly completed copies of either United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that the Fronting Bank, such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the other Loan Documents payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, (A) deliver to the Borrowers and the Administrative Agent (I) a statement under penalties of perjury that such Lender (w) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (x) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, (y) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(c) of the Code and (z) is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 and (II) an Internal Revenue Service Form W-8; (B) deliver to the Borrowers and the Administrative Agent a further copy of said Form W-8, or any successor applicable form or other manner of certification on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and (C) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrowers or the Administrative Agent; unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. In the case of a Lender providing a Form 1001 or 4224, such Lender also agrees to provide a Form W-8 or W-9, certifying that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a participant pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this paragraph (f) to the Lender from which the related participation shall have been purchased. Unless the Borrowers and the Administrative Agent have received forms, certificates and other documents required by this Section 2.17(f) indicating that payments hereunder or under this Agreement, any other Loan Document or the Letters of Credit to or for the Fronting Bank or Lender not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

         (g) The Fronting Bank and any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested in writing by the Borrowers or to change the jurisdiction of its applicable lending office, if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of the Fronting Bank or such Lender, be otherwise disadvantageous to the Fronting Bank or such Lender.

         (h) Nothing contained in this Section 2.17 shall require any Lender, the Fronting Bank or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         SECTION 2.18. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Fronting Bank delivers a certificate requesting compensation pursuant to Section 2.11, (ii) any Lender or the Fronting Bank delivers a notice described in Section 2.12, (iii) any Borrower is required to pay any additional amount to any Lender or the Fronting Bank or any Governmental Authority on account of any Lender or the Fronting Bank pursuant to Section 2.17, or (iv) any Lender (x) fails to make available to the Administrative Agent such Lender's portion of any Borrowing within three Business Days following the date of such Borrowing, (y) fails to repay to the Administrative Agent forthwith on demand any amount made available by the Administrative Agent to any Borrower pursuant to Section 2.02(d) in respect of such

Lender's portion of any Borrowing, plus accrued interest thereon, or (z) gives notice to the Administrative Agent prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Borrowers may, at their sole expense and effort, upon notice to such Lender or the Fronting Bank and the Administrative Agent, require such Lender or the Fronting Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee shall be designated in such notice and may be another Lender, if a Lender accepts such assignment), provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrowers shall have received the prior written consent of the Administrative Agent and the Fronting Bank, which consents shall not unreasonably be withheld, and (z) the Borrowers or such assignee shall have paid to the affected Lender or the Fronting Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in L/C Disbursements of such Lender or the Fronting Bank plus all Fees and other amounts accrued for the account of such Lender or the Fronting Bank hereunder (including any amounts under Section 2.11 and Section 2.13), and provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Fronting Bank's claim for compensation under Section 2.11 or notice under Section 2.12 or the amounts paid pursuant to Section 2.17, as the case may be, cease to cause such Lender or the Fronting Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12, or cease to result in amounts being payable under Section 2.17, as the case may be (including as a result of any action taken by such Lender or the Fronting Bank pursuant to paragraph (b) below), or if such Lender or the Fronting Bank shall waive its right to claim further compensation under Section 2.11 in respect of such circumstances or event, shall withdraw its notice under Section 2.12, shall waive its right to further payments under Section 2.17 in respect of such circumstances or event, shall make the payments contemplated by clause (iv) above or shall withdraw the notice described in subclause (z) of clause (iv) above, as the case may be, then such Lender or the Fronting Bank shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender or the Fronting Bank shall request compensation under Section 2.11, (ii) any Lender or the Fronting Bank delivers a notice described in Section 2.12 or (iii) any Borrower is required to pay any additional amount to any Lender or the Fronting Bank or any Governmental Authority on account of any Lender or the Fronting Bank pursuant to Section 2.17, then, such Lender or the Fronting Bank shall use reasonable efforts (which shall not require such Lender or the Fronting Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrowers or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.11 or enable it to withdraw its notice pursuant to Section 2.12 or would reduce amounts payable pursuant to Section 2.17, as the case may be, in the future. The Borrowers hereby agree, jointly and severally, to pay all reasonable costs and expenses incurred by any Lender or the Fronting Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.19. Letters of Credit. (a) General. Each Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Fronting Bank, appropriately completed, for the account of such Borrower at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section 2.19(a) shall not be construed to impose an obligation upon the Fronting Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement or that would result in there existing Letters of Credit in an aggregate stated amount at any time in excess of $15,000,000.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to request that the Fronting Bank amend, renew or extend an existing Letter of Credit), the applicable Borrower shall hand deliver or telecopy to the Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of such Letter of Credit, or identifying any Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit to be issued, amended, renewed or extended, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit or grant such issuance, amendment, renewal or extension. Following receipt of such notice and prior to the issuance, amendment, renewal or extension of any Letter of Credit the Administrative Agent shall notify the Borrowers and the Fronting Bank of the amount of the Total Revolving Credit Exposure after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Revolving Loans and Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrowers) are to be borrowed or repaid prior to the requested date of issuance, amendment, renewal or extension of such Letter of Credit. Each Letter of Credit shall be issued, amended, renewed or extended subject to the terms and conditions and relying on the representations and warranties of the Loan Parties set forth herein and in the other Loan Documents, and in any case only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension and any simultaneous repayment of Revolving Credit Borrowings (including any such repayment with the proceeds of Interim Standby Borrowings), (i) the Total Revolving Credit Exposure shall not exceed the lesser of (A) the Total Revolving Credit Commitment and (B) the Borrowing Base in effect at such time and (ii) the Total Credit Exposure at such time shall not exceed the lesser of (A) the Total Revolving Credit Commitment and (B) 90% of the Interim Standby Base Amount in effect at such time. Any Letter of Credit may be issued by the Fronting Bank through its affiliate, The Chase Manhattan Bank, and in the event of any such issuance, all references herein and in the other Loan Documents to the term "Fronting Bank" shall, with respect to such Letter of Credit, be deemed to refer to The Chase Manhattan Bank, in such capacity, as the context shall require.

         (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date twelve months after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided that a Letter of Credit shall not be issued (nor shall a Letter of Credit be amended, renewed or extended) that would result in (i) the Total Revolving Credit Exposure exceeding the lesser of (A) the Total Revolving Credit Commitment in effect at such time and

(B) the Borrowing Base in effect at such time or (ii) the Total Credit Exposure at such time exceeding the lesser of (A) the Total Revolving Credit Commitments and (B) 90% of the Interim Standby Base Amount at such time. Compliance with the foregoing proviso shall be determined based upon the assumption that (i) each Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of renewal or extension that do not require written notice by or consent of the Fronting Bank, in its sole discretion, in order to effect such renewal or extension) and (ii) the Revolving Credit Commitments will not be reduced pursuant to Section 2.09.

         (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Fronting Bank or the Revolving Credit Lenders, the Fronting Bank will grant to each Revolving Credit Lender, and each such Lender will acquire from the Fronting Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Fronting Bank, such Revolving Credit Lender's Pro Rata Percentage of each L/C Disbursement made by the Fronting Bank under such Letter of Credit and not reimbursed by the Borrowers (or, if applicable, another party pursuant to its obligations under any other Loan Document) on or before the next Business Day as provided in paragraph (e) below. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Fronting Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers agree, jointly and severally, to pay to the Administrative Agent, on or before the Business Day immediately following the date of such L/C Disbursement, an amount equal to such L/C Disbursement. If the Borrowers shall fail to pay any amount required to be paid under this paragraph on or before such Business Day (or to cause payment thereof when due pursuant to a Revolving Credit Borrowing), then (i) such unpaid amount shall bear interest, for each day from and including such Business Day to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue ABR Loans pursuant to Section 2.07 (provided that the 2.00% margin applicable to overdue Loans shall not be applicable until the first Business Day after the Borrowers receive notice from the Administrative Agent that such L/C Disbursement has been or will be made), (ii) the Administrative Agent shall notify the Fronting Bank and the Revolving Credit Lenders thereof,
(iii) each Revolving Credit Lender shall comply with its obligation under paragraph (d) above by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Revolving Credit Lender (and Section 2.02(d) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders) and (iv) the Administrative Agent shall promptly pay to the Fronting Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall promptly pay to the Fronting Bank on a pro rata basis with respect to outstanding L/C Disbursements any amounts received by it from a Borrower pursuant to this paragraph prior to the time that any Revolving Credit Lender makes any payment pursuant to paragraph (d) above; any such amounts received by the Administrative

Agent thereafter shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Fronting Bank, as their interests may appear.

         (f) Obligations Absolute. The Borrowers' obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrowers, any other party guaranteeing, or otherwise obligated with, the Borrowers, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Fronting Bank) or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the Fronting Bank shall not have constituted gross negligence or wilful misconduct of the Fronting Bank;

                  (v) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that payment by the Fronting Bank shall not have constituted gross negligence or wilful misconduct of the Fronting Bank; and

                  (vi) any other act or omission to act or delay of any kind of the Fronting Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.19(c), constitute a legal or equitable discharge of the Borrowers' obligations hereunder, provided that such act or omission shall not have constituted gross negligence or wilful misconduct of the Fronting Bank.

         (g) Disbursement Procedures. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Fronting Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrowers of such demand for payment and whether the Fronting Bank has made or will make a L/C Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Fronting Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

         (h) Interim Interest. If the Fronting Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrowers shall reimburse such L/C Disbursement in full on such date, the unpaid amount shall bear interest for the account of the Fronting Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in subparagraph (e) above, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

         (i) Liability of the Fronting Bank. Without limiting the generality of paragraph (f) above, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Fronting Bank, except as otherwise expressly provided in said paragraph
(f). However, nothing in this Agreement shall be construed to excuse the Fronting Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Fronting Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that the Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation in making any payment under any Letter of Credit and, except as otherwise expressly provided in said paragraph (f), (i) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Fronting Bank.

         (j) Resignation or Removal of the Fronting Bank. The Fronting Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Borrowers by notice to the Fronting Bank, the Administrative Agent and the Lenders, subject in each case to the appointment by the Borrowers of a replacement Fronting Bank reasonably satisfactory to the Administrative Agent, provided, that the Fronting Bank may not resign as to any Letter of Credit previously issued by it. Subject to the next succeeding sentences of this paragraph (j), upon the acceptance of any appointment as the Fronting Bank hereunder by a successor Fronting Bank (which shall be a Lender), such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees of the Fronting Bank pursuant to
Section 2.05(b)(ii). The acceptance of any appointment as the Fronting Bank hereunder by a successor Fronting Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the

Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Fronting Bank shall have all the rights and obligations of the previous Fronting Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Fronting Bank" shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require. After the resignation or removal of the Fronting Bank hereunder, the retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal (including the right to receive accrued and unpaid fees pursuant to Section 2.05(b)(ii)), but shall not be required to issue additional Letters of Credit.

         (k) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrowers shall, on the Business Day they receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) of such Event of Default and the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent (provided that the Collateral Agent shall use reasonable efforts to make such investments), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Fronting Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

                                   ARTICLE III

                         Representations and Warranties

         Each of the Borrowers represents and warrants to each of the Lenders that:

         SECTION 3.01. Organization; Powers. Each of the Borrowers and the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow and otherwise obtain credit hereunder.

         SECTION 3.02. Authorization. The execution, delivery and performance by each of the Borrowers and the Subsidiaries of each of the Loan Documents to which they are a party and the borrowings hereunder, the Stock Purchase and the other transactions contemplated hereby and thereby (collectively, the "Transactions") (a) have been duly authorized by all corporate and stockholder action required to be obtained by the Borrowers and the Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any of the Borrowers or the Subsidiaries, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or
(C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any of the Borrowers or the Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any of the Borrowers or the Subsidiaries, other than the Liens created by the Loan Documents.

         SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each of the Borrowers and constitutes, and each other Loan Document when executed and delivered by each of the Borrowers and each other Loan Party which is party thereto will constitute, a legal, valid and binding obligation of each such Borrower and Loan Party enforceable against each such Borrower and Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements, (b) such as have been made or obtained and are in full force and effect and (c) such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.05. Financial Statements. (a) BarTech has heretofore furnished to the Lenders the consolidated balance sheets and related statements of operations, stockholders' equity and cash flows of BarTech (a) as of and for the fiscal year ended September 30, 1996, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1997, certified by the chief financial officer of BarTech. Such financial statements present fairly the financial condition and results of operations of BarTech and its consolidated subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         (b) B&L has heretofore furnished to the Lenders the consolidated balance sheets and related statements of operations, stockholders' equity and cash flows of B&L (a) as of and for the fiscal year ended September 30, 1996, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1997, certified by the chief financial officer of B&L. Such financial statements present fairly the financial condition and results of operations of B&L and its consolidated subsidiaries as of such dates and for such periods. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         (c) Except as disclosed in the Information Memorandum, none of the Borrowers and the Subsidiaries has any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing statements or the notes thereto.

         SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the assets, business, properties, financial condition or results of operations of the Borrowers and the Subsidiaries, taken as a whole, since September 30, 1996.

         SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrowers and the Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

         (b) Each of the Borrowers and the Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of the Borrowers and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, other than leases that, individually or in the aggregate, are not material to the Borrowers and the Subsidiaries, taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

         (c) After giving effect to the Transactions, each of the Borrowers and the Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by BarTech or by any Subsidiary.

         SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are not any material actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any of the Borrowers, threatened against or affecting any of the Borrowers or the Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or, as of the Closing Date, the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or materially adversely affect the Stock Purchase.

         (b) Except as set forth in Schedule 3.17 with respect to Environmental Laws, none of the Borrowers, the Subsidiaries and their respective material properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any Environmental Law), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. Agreements. (a) None of the Borrowers and the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) None of the Borrowers and the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could reasonably be expected to result in a Material Adverse Effect. Immediately after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

         SECTION 3.11. Federal Reserve Regulations. (a) None of the Borrowers and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

         SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of the Borrowers and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13. Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

         SECTION 3.14. Tax Returns. Each of the Borrowers and the Subsidiaries has timely filed or caused to be timely filed all Federal, and all material state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable by it and all assessments received by it, except taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which such Borrower or Subsidiary has set aside on its books adequate reserves in accordance with GAAP. Each of the Borrowers and the Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to all periods ending on or before the Closing Date, which taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, as of the Closing Date, with respect to each of the Borrowers and the Subsidiaries, (a) no material claims are being asserted in writing with respect to any taxes, (b) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (c) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority and (d) no currently pending issues have been raised in writing by the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority. For purposes hereof, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

         SECTION 3.15. No Material Misstatements. (a) The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of any of the Borrowers or the Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum (the "Information Memorandum") dated March 1996 relating to the Borrowers), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Transactions or of the Borrowers and the Subsidiaries taken as a whole.

         (b) All financial projections concerning the Borrowers and the Subsidiaries that are or have been made available to the Administrative Agent or any Lender by any of the Borrowers, the Subsidiaries or their respective representatives, including those contained in the Information Memorandum, have been or will be prepared in good faith based upon assumptions believed by the Borrowers to be reasonable.

         SECTION 3.16. Employee Benefit Plans. (a) Each of the Borrowers and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and the regulations and published interpretations thereunder except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which any of the Borrowers or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all benefit liabilities under each Plan (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto for which valuations are available, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans. None of the Borrowers and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect. None of the Borrowers and the ERISA Affiliates have received any written notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

         (b) (i) The only Canadian Plans are one or more defined benefit plans,
(ii) each Canadian Plan is in compliance in all material respects with all applicable pension benefits and tax laws, (iii) all contributions (including employee contributions made by authorized payroll deductions) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Plan have been made in accordance with applicable laws and the terms of each Canadian Plan and (iv) no event has occurred and no condition exists with respect to any Canadian Plan that has resulted or could reasonably be expected to result in any Canadian Plan having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws, except for any exceptions to clauses
(i) through (iv) above that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

         (a) There has not been a Release or threatened Release of Hazardous Materials at, on, under or around the properties currently owned or currently or formerly operated by any of the Borrowers or the Subsidiaries (the "Properties") in amounts or concentrations which (i) constitute or constituted a violation of Environmental Laws, except as could not reasonably be expected to result in a Material Adverse Effect or (ii) would reasonably be expected to give rise to an Environmental Claim which, in any such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

         (b) The Properties and all operations of each of the Borrowers and the Subsidiaries are in compliance, and in the last five years have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, are not reasonably likely to result in a Material Adverse Effect;

         (c) None of the Borrowers and the Subsidiaries has received any written notice of an Environmental Claim in connection with the Properties or the operations of the Borrowers or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrowers or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in each such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

         (d) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on, under or around any of the Properties in a manner that could reasonably give rise to liability to any of the Borrowers or the Subsidiaries under any Environmental Law, nor have any of the Borrowers or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which, in each case, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect; and

         (e) No Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials into the environment has been recorded with respect to the Properties except for Liens permitted by Section 6.02.

         SECTION 3.18. Capitalization of the Partnerships and Borrowers. (a) The authorized Capital Stock, the par value thereof and the amount of such authorized Capital Stock issued and outstanding for each of the Partnerships, the Borrowers and the Subsidiaries is set forth on Schedule 3.18(a) as of the Closing Date. As of the Closing Date, all outstanding shares of Capital Stock of BarTech are fully paid and nonassessable, are owned beneficially and of record by the Partnerships and the Management Stockholders and are free and clear of all Liens and encumbrances whatsoever other than the Liens created by the Loan Documents. As of the Closing Date, all outstanding shares of Capital Stock of each Subsidiary are fully paid and nonassessable, are owned, directly or indirectly, by BarTech and are free and clear of all Liens and encumbrances whatsoever other than the Liens created by the Loan Documents.

         (b) As of the Closing Date, except as set forth on Schedule 3.18(b), there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments (including pursuant to management or employee stock plans or similar plans) of any nature relating to any Capital Stock of the Partnerships, the Borrowers or any Subsidiary.

         SECTION 3.19. Security Documents. (a) The Master Pledge Agreement is effective to create in favor of the Indenture Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Master Pledge Agreement), a legal, valid and enforceable security interest in the Collateral (as defined in the Master Pledge Agreement) and, when the Pledged Securities (as defined in the Master Pledge Agreement), together with duly executed stock transfer powers, are delivered to the Indenture Collateral Agent (or, as applicable in the case of Capital Stock of Foreign Subsidiaries, the requisite filings or registrations are made), the Master Pledge Agreement will constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Pledged Securities, in each case prior and superior in right to any other person.

         (b) The Facility Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Facility Pledge Agreement), a legal, valid and enforceable security interest in the Collateral (as defined in the Facility Pledge Agreement) and, when the Pledged Securities (as defined in the Facility Pledge Agreement), together with duly executed stock transfer powers, are delivered to the Collateral Agent (or, as applicable in the case of Capital Stock of Foreign Subsidiaries, the requisite filings or registrations are made), the Facility Pledge Agreement will constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Pledged Securities, in each case prior and superior in right to any other person.

         (c) The Security Agreements are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Security Agreement), a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreements will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, to the extent contemplated therein and, in the case of the Master Security Agreement, subject to Section 9-306 of the Uniform Commercial Code, and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

         SECTION 3.20. Labor Matters. Except as set forth in Schedule 3.20, there are no strikes, lockouts or slowdowns pending or threatened against any of the Borrowers or the Subsidiaries which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Borrowers and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from any of the Borrowers or the Subsidiaries or for which any claim may be made against any of the Borrowers or the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Borrower or Subsidiary to the extent required by GAAP. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any of the Borrowers or the Subsidiaries (or any predecessor) is a party or by which any of the Borrowers or the

Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to the Borrowers and the Subsidiaries taken as a whole.

         SECTION 3.21. Insurance. Schedule 3.21 sets forth a true, complete and correct description of all insurance maintained by or for the Borrowers or the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid. Each of the Borrowers and the Subsidiaries has insurance in such amounts and covering such risks and liabilities (and with such deductibles and exclusions) as are in accordance with normal industry practice.

         SECTION 3.22. Solvency. (a) Immediately after the consummation of the Transactions and the other transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of BarTech and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of BarTech and the Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of BarTech and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of BarTech and the Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) BarTech and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) BarTech and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

         (b) None of the Borrowers intends to, will permit any Subsidiary to, or believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         SECTION 3.23. Existing Letters of Credit. Schedule 3.23 accurately and completely describes each letter of credit outstanding immediately prior to the Closing Date and issued for the account of the Borrowers or any of their respective subsidiaries.

                                   ARTICLE IV

                              Conditions of Lending

         The obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit hereunder (each, a "Credit Event") are subject to the satisfaction of the following conditions:

         SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance or renewal of a Letter of Credit (other than a Borrowing in which Loans are refinanced with new Loans as contemplated by
Section 2.02(f) without any increase in the aggregate principal amount of Loans outstanding and any extension or renewal of any Letter of Credit without any increase in the stated amount of such Letter of Credit):

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the Fronting Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.19(b).

                  (b) The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) At the time of and immediately after such Borrowing or issuance of such Letter of Credit, as the case may be, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing and each issuance of a Letter of Credit (except those specified in the parenthetical contained in the introductory paragraph of this Section 4.01) shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing or issuance, as the case may be, as to the matters specified in paragraphs (b) and (c).

         SECTION 4.02. All Interim Standby Credit Events. On the date of each Interim Standby Borrowing:

                  (a) The aggregate amount of cash and cash equivalents held by BarTech and the Subsidiaries at such time shall not exceed the Cash Target Amount.

                  (b) There shall be outstanding all Revolving Loans that the Borrowers are then permitted to borrow pursuant to Section 2.01(a)(i) and (ii).

                                    ARTICLE V

                              Affirmative Covenants

         Each of the Borrowers covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of the Borrowers will, and will cause each of the Subsidiaries to:

         SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such corporations to the extent they exceed estimated liabilities are acquired by a Borrower or a Subsidiary in such liquidation or dissolution, provided that Subsidiaries that are Guarantors may not be liquidated into Subsidiaries that are not Guarantors.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations (including any Environmental Law) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

         SECTION 5.02. Insurance. Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses; maintain such other insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, including general liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it and business interruption insurance; and maintain such other insurance as may be required by law or any other Loan Document.

         SECTION 5.03. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the affected Borrower or Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that a Borrower or one of the Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes, assessments, charges, levies and claims and interest and penalties thereon does not exceed $200,000 in the aggregate.

         SECTION 5.04. Financial Statements, Reports, etc. In the case of BarTech, furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each Fiscal Year, consolidated and consolidating balance sheets and related statements of operations, cash flows and stockholders' equity showing the financial condition of BarTech and the Subsidiaries as of the close of such Fiscal Year and the consolidated results of their operations during such year, all audited by Arthur Andersen LLP or other independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial condition and results of operations of BarTech and the Subsidiaries on a consolidated basis in accordance with GAAP, together with a written discussion by management of annual results compared to prior year results;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, consolidated and consolidating balance sheets and related statements of operations, cash flows and stockholders' equity showing the financial condition of BarTech and the Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the Fiscal Year, all certified by one of its Financial Officers on behalf of BarTech as fairly presenting, in all material respects, the financial condition and results of operations of BarTech and the Subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnotes), subject to normal year-end audit adjustments, together with a written discussion by management of quarterly results and year-to-date results compared to prior year results;

                  (c) within 45 days after the end of each month of each Fiscal Year, consolidated and consolidating balance sheets and related statements of operations, cash flows and stockholders' equity showing the financial condition of BarTech and the Subsidiaries as of the end of such month and the consolidated results of their operations during such month and the then-elapsed portion of the Fiscal Year, all certified by one of its Financial Officers on behalf of BarTech as fairly presenting, in all material respects, the financial condition and results of operations of BarTech and the Subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnotes), subject to normal year-end audit adjustments;

                  (d) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer on behalf of BarTech opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and 6.12 (it being understood that the information required by this clause (ii) may be provided in a certificate of a Financial Officer on behalf of BarTech instead of from such accounting firm);

                  (e) as soon as practicable and in any event within 15 days after the end of each month, (i)(A) a Borrowing Base Certificate showing the Borrowing Base and (B) an Interim Standby Borrowing Amount Certificate showing the Interim Standby Borrowing Amount, in each case as of the close of business on the last day of the immediately preceding accounting month, each such Certificate to be certified as complete and correct on behalf of BarTech by a Financial Officer of BarTech, and (ii) such other supporting documentation and additional reports with respect to the Borrowing Base and the Interim Standby Borrowing Amount as the Administrative Agent or any Lender shall reasonably request;

                  (f) as soon as practicable and in any event within 45 days after the end of each fiscal quarter, a quarterly management report, in form and substance satisfactory to the Administrative Agent;

                  (g) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by any of the Borrowers or the Subsidiaries with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

                  (h) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of the Borrowers and the Subsidiaries delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and
         (b) above following such change, a schedule prepared by a Financial Officer on behalf of BarTech reconciling such changes to what the financial statements would have been without such changes;

                  (i) within 90 days after the beginning of each Fiscal Year, a copy of (i) an operating budget for each month of such Fiscal Year, including monthly Borrowing Base projections and Interim Standby Borrowing Amount projections, and (ii) a capital expenditure budget for such Fiscal Year;

                  (j) promptly following the creation or acquisition of any Subsidiary, a certificate from a Responsible Officer identifying such new Subsidiary and the ownership interest of BarTech and the Subsidiaries therein;

                  (k) simultaneously with the delivery of any financial statements pursuant to paragraph (a) or (b) above, a balance sheet and related statements of operations, cash flows and stockholder's equity for each unconsolidated Subsidiary for the applicable period;

                  (l) promptly, a copy of all reports submitted in connection with any material interim or special audit made by independent accountants of the books of any of the Borrowers or the Subsidiaries; and

                  (m) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any of the Borrowers or the Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent or any Lender, acting through the Administrative Agent, may reasonably request.

         SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender written notice of the following promptly after any Responsible Officer of a Borrower obtains actual knowledge thereof:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any of the Partnerships, the Borrowers or the Subsidiaries in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect and a notice of any material adverse development in such action, suit or proceeding; and

                  (c) any other development specific to any of the Partnerships, the Borrowers or the Subsidiaries that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and any applicable similar non-U.S. law and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of a Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice that a Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such

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failure and the action proposed to be taken with respect thereto, together with a copy of any such notice given to the PBGC, (iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by any of the Borrowers or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by a Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA and (v) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice that a Borrower or any Subsidiary may receive from any Canadian Governmental Authority with respect to any noncompliance by such Borrower or Subsidiary with respect to any of the matters described in clauses (ii) through
(iv) of Section 3.16(b); provided that in the case of each of clauses (i) through (iv) above, notice to the Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses (i) through (v) above, could reasonably be expected to result in a liability of BarTech or any Subsidiary in an aggregate amount exceeding $2,000,000.

         SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of any of the Borrowers or the Subsidiaries at reasonable times, upon reasonable prior notice to the Borrowers, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or any Lender upon reasonable prior notice to the Borrowers to discuss the affairs, finances and condition of, any of the Borrowers or the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

         SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.09. Compliance with Environmental Laws. (a) Comply, and cause all lessees and other persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties, (b) obtain and renew all Environmental Permits necessary for its operations and Properties, and (c) conduct any Remedial Action in accordance with Environmental Laws, except in each case for any such noncompliance or failures to obtain and renew Environmental Permits or to conduct any Remedial Action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.10. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to Lenders within 90 days after such request, at the expense of the Borrowers, an environmental site assessment report for the Properties that are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action required under any applicable Environmental Law in connection with such Properties.

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         SECTION 5.11. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.02) of the security interests created or intended to be created by the Security Documents. In addition, from time to time, the Borrowers and the Subsidiaries will, at their cost and expense, on or promptly (but in any event within 10 Business Days) following the date of acquisition by the Borrowers or any Subsidiary of any new subsidiary (subject to the receipt of required consents from Governmental Authorities), promptly secure the Obligations by causing the following to occur: (i) promptly upon creating or acquiring any additional subsidiary, the Capital Stock of such subsidiary (unless such subsidiary is a subsidiary of a Foreign Subsidiary that is not a Guarantor) will be pledged pursuant to (A) in the case of the Pledged Securities (as defined in the Master Pledge Agreement), the Master Pledge Agreement or (B) in the case of the Pledged Securities (as defined in the Facility Pledge Agreement), the Facility Pledge Agreement, provided that no more than 65% of the Capital Stock of any Foreign Subsidiary that is not a Guarantor shall be required to be pledged pursuant to this Section 5.11, and (ii) such subsidiary (unless such subsidiary is a Foreign Subsidiary that is not required to guarantee the Senior Notes pursuant to the Senior Note Indenture) will become a party to the Security Agreement, the Pledge Agreements (if such subsidiary owns Capital Stock of any subsidiary), the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement as contemplated under each such agreement. In addition, in the event that BarTech or any Subsidiary shall issue any shares of its Capital Stock to any of the Funds, Veritas, the Management Stockholders or any of their respective Affiliates, BarTech or such Subsidiary will, at its or the recipient's cost and expense, cause such shares to be pledged pursuant to the Master Pledge Agreement or Facility Pledge Agreement, as applicable. All such security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrowers and the Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 5.11. Each of the Borrowers agrees to provide, and to cause each Subsidiary to provide, such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

         (b) Within 10 days following the Restatement Closing Date furnish the Administrative Agent a copy of the certificate or articles of incorporation, including all amendments thereto of Canadian Drawn Steel Company Inc., certified as of a recent date by the Secretary of State of the state of its organization.

         (c) Within 10 days following the Restatement Closing Date, furnish the Administrative Agent a favorable opinion of Jones, Day, Reavis & Pogue, counsel for the Partnerships and the Borrowers, substantially to the effect set forth in Exhibit K-1.

         SECTION 5.12. Dividends. In the case of BarTech, permit the Subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the Obligations, subject to prohibitions imposed by applicable requirements of law.

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                                                                              63




         SECTION 5.13. Audits. At any time upon the request of the Collateral Agent or the Required Lenders through the Administrative Agent, permit the Collateral Agent or the Lenders or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Collateral Agent or the Lenders to conduct evaluations and appraisals of (i) BarTech's practices in the computation of the Borrowing Base and the Interim Standby Borrowing Amount and (ii) the assets included in the Borrowing Base and the Interim Standby Borrowing Amount, and pay the reasonable fees and expenses in connection therewith (including, without limitation, the internally allocated fees and expenses of the Collateral Agent's asset-based evaluation group); provided, however, that such persons shall not be entitled to conduct such evaluations and appraisals of assets more frequently than twice per year unless
(x) the Total Revolving Credit Exposure exceeds 62.5% of Total A/R and Inventory, (y) a Default or Event of Default has occurred and is continuing or
(z) the Collateral Agent, or the Required Lenders through the Administrative Agent, determines in good faith that any material event or material change has occurred with respect to the Borrowers and the Subsidiaries, their inventory or receivables practices or the performance of the Collateral and that as a result of such event or change more frequent evaluations or appraisals are required to effectively monitor the Borrowing Base, in which case the Borrowers will permit such persons to conduct such evaluations and appraisals at such reasonable times and as often as may be reasonably requested, in each case so long as any Loans or Letters of Credit shall be outstanding or shall have been requested by a Borrower hereunder. The Collateral Agent shall permit one authorized representative of each Lender to accompany the Collateral Agent in conducting any evaluation or appraisal pursuant to this Section 5.13 upon at least five Business Days' notice to the Collateral Agent.


                                   ARTICLE VI

                               Negative Covenants

         Each of the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, none of the Borrowers will, and they will not cause or permit any of the Subsidiaries to:

         SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the interest rate with respect thereto and other terms thereof are no less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended, provided that such Indebtedness permitted under clause (i) or clause
         (ii) above shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                  (b) Indebtedness created hereunder and under the other Loan Documents;

                  (c) in the case of the Guarantors, the Guarantees under the Guarantee Agreement;

                  (d) (i) in the case of BarTech, the Senior Notes and (ii) in the case of the Guarantors, the Senior Note Guarantees;

                  (e) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to BarTech or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

                  (f) Interest/Exchange Rate Protection Agreements, provided that such transactions shall be entered into for business purposes and not for the purpose of speculation;

                  (g) Indebtedness in respect of Letters of Credit issued hereunder;

                  (h) (i) Indebtedness of BarTech or any Subsidiary that is a Guarantor to any Subsidiary (provided that if such Indebtedness is owed to a Subsidiary that is not a Guarantor, such Indebtedness shall be subordinated to the prior payment in full of the Obligations on terms reasonably satisfactory to the Administrative Agent) and (ii) Indebtedness of any Wholly Owned Subsidiary that is a Guarantor to BarTech, in each case subject to compliance with the provisions of the Pledge Agreements to the extent applicable to such Indebtedness;

                  (i) Indebtedness of BarTech or a Subsidiary that represents the assumption by BarTech or such Subsidiary of Indebtedness of a Subsidiary in connection with the permitted merger of such Subsidiary with or into the assuming person or the permitted purchase of all or substantially all the assets of such Subsidiary by BarTech or a Subsidiary;

                  (j) Indebtedness of BarTech or the Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure

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         health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

                  (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (l) Indebtedness of a Subsidiary acquired after the date hereof and Indebtedness of a corporation merged or consolidated with or into BarTech or a Subsidiary after the date hereof, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a Subsidiary and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement, provided that the aggregate principal amount of Indebtedness under this paragraph (l) shall not at any time exceed $1,000,000 for all Subsidiaries;

                  (m) Capital Lease Obligations, mortgage financings and purchase money Indebtedness in an aggregate principal amount outstanding at any time not in excess of $5,000,000 incurred by BarTech or any Subsidiary prior to or within 90 days after a Capital Expenditure in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof if the interest rate with respect thereto and other terms thereof are no less favorable to such Borrower or such Subsidiary than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced, provided that such refinancing Indebtedness shall not be (i) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (ii) in a principal amount that exceeds the Indebtedness being renewed, extended or refinanced or (iii) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                  (n) Indebtedness of BarTech or the Subsidiaries incurred from any Commonwealth of Pennsylvania or State of New York Governmental Authority, or for which any such Governmental Authority provides direct or indirect credit support, in an aggregate principal amount outstanding at any time not in excess of $10,000,000;

                  (o) other Indebtedness of BarTech and the Subsidiaries in an aggregate principal amount at any time outstanding that when taken together with all Indebtedness outstanding at such time under paragraphs (l) and (m) above is not in excess of $10,000,000; and

                  (p) all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (o) above.

         SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including BarTech or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, or sell or transfer any account receivable or any right in respect thereof, except:

                  (a) Liens on property or assets of BarTech and the Subsidiaries existing on the date hereof and set forth in Schedule 6.02, provided that such Liens shall secure only those obligations that they secure on the date hereof (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of any of the Borrowers or the Subsidiaries;

                  (b) any Lien created under the Loan Documents;

                  (c) any Lien existing on any property or asset of BarTech or any Subsidiary prior to the acquisition thereof by such Borrower or such Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or asset of BarTech or any Subsidiary;

                  (d) any Lien on any property or asset of a Subsidiary securing Indebtedness permitted by Section 6.01(l), provided that such Lien does not apply to any other property or assets of BarTech or any Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness incurred prior to such date and permitted hereunder which contains a requirement for the pledging of after acquired property);

                  (e) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or that are for less than $200,000 in the aggregate, or that are being contested in compliance with Section 5.03 or for property taxes on property that BarTech or a Subsidiary has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

                  (f) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the relevant Borrower or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (g) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

                  (h) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (i) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of BarTech or any of the Subsidiaries;

                  (j) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by BarTech or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements), provided that (i) such security interests secure Indebtedness permitted by Section 6.01(m) or Sale and Lease-Back Transactions permitted by Section 6.03, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or construction), (iv) such expenditures are permitted by this Agreement and (v) such security interests do not apply to any other property or assets of BarTech or any Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

                  (k) Liens securing reimbursement obligations in respect of trade related letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

                  (l) Liens arising out of Capitalized Lease Obligations or operating lease obligations permitted under Section 6.03, so long as such Liens (i) attach only to the property sold in such transaction and any accessions thereto and (ii) do not interfere with the business of BarTech or any of the Subsidiaries in any material respect;

                  (m) Liens consisting of interests of lessors under capital leases permitted by Section 6.01;

                  (n) Liens securing judgments for the payment of money in an aggregate amount not in excess of $1,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

                  (o) any Lien arising by operation of law pursuant to Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9607(1), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with the standard set forth in Section 5.03(a), or on property that

         BarTech or a Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, provided that the liability of BarTech and the Subsidiaries with respect to the matters giving rise to all such Liens shall not, in the reasonable estimate of BarTech (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $2,000,000;

                  (p) any leases or subleases to other persons of properties or assets owned or leased by BarTech or a Subsidiary;

                  (q) the replacement, extension or renewal of any Lien permitted by clause (c), (d) or (j) above, provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal, and provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

                  (r) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) pertaining to pooled deposit and/or sweep accounts of BarTech or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of BarTech or any Subsidiary; and

                  (s) Liens arising out of the Interest Escrow Account.

         SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), other than any Sale and Lease-Back Transaction that involves a sale by BarTech or a Subsidiary solely for cash consideration on terms not less favorable than would prevail in an arm's-length transaction and that results in a Capital Lease Obligation and Liens associated therewith permitted under
Section 6.01(m) and 6.02(l).

         SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) investments (i) existing on the date hereof in the capital stock of the Subsidiaries; (ii) by BarTech or any Subsidiary in any Subsidiary that is a Guarantor (so long as such Guarantor shall remain a Wholly Owned Subsidiary after giving effect to such investment);
         (iii) by any Subsidiary in any Subsidiary that is a Guarantor; (iv) by any Subsidiary that is not a Guarantor in any Wholly Owned Subsidiary that is not a Guarantor (so long as such Subsidiary shall remain a Wholly Owned Subsidiary after giving effect to such investment);

                  (b) Permitted Investments and investments that were Permitted Investments when made;

                  (c) investments arising out of the receipt by BarTech or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

                  (d) intercompany loans permitted to be incurred as Indebtedness under Section 6.01;

                  (e) (i) loans and advances to officers or employees of BarTech or any Subsidiary not to exceed $600,000 in the aggregate at any time outstanding to be used to pay taxes in connection with stay bonuses or compensation in the form of restricted stock and (ii) other loans and advances to officers or employees of BarTech or any Subsidiary not to exceed $250,000 in the aggregate at any time outstanding, in each case subject to Section 6.07;

                  (f)(i) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of BarTech and the Subsidiaries;

                  (g) Interest/Exchange Rate Protection Agreements permitted pursuant to Section 6.01(f);

                  (h) investments, other than investments listed in paragraphs
         (a) through (g) of this Section 6.04, existing on the Closing Date and set forth on Schedule 6.04;

                  (i) investments resulting from pledges and deposits referred to in Section 6.02(g) or (h);

                  (j) loans and advances to an employee stock ownership plan or to officers or employees made solely to fund purchases of Capital Stock of BarTech on arm's-length terms to the extent the proceeds therefrom are concurrently received by BarTech, in an aggregate amount not to exceed $2,000,000 at any time outstanding;

                  (k) investments in evidences of Indebtedness, securities or other property received by BarTech or any Subsidiary from a customer or supplier in connection with any bankruptcy or reorganization of such person or by reason of a composition or readjustment of debt of such person or as a result of foreclosure, perfection or enforcement of any Lien on any property of such person, in each case in the ordinary course of business and in the exercise of the reasonable business judgment of BarTech or such Subsidiary;

                  (l) investments constituting Permitted Business Acquisitions made as Capital Expenditures permitted by Section 6.11; and

                  (m) investments constituting Permitted Business Acquisitions to the extent made with proceeds of the issuance of Capital Stock of BarTech (to the extent not previously used to prepay Indebtedness (other than Loans) make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any Fiscal Year) issued after the Closing Date (after any required application of the Net Cash Proceeds of such issuance to prepay Obligations in accordance with Section 2.10(h));

provided, however, that the aggregate amount of the consideration (whether cash or property, as valued at the time each such investment is made) for all investments in or loans to Subsidiaries that are not located in the United States or Canada shall not exceed (net of any return of capital or principal of (but not return or interest on) any such investment) $1,000,000 at any time.

         SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section 6.05 shall not prohibit:

                  (a) the purchase and sale of inventory in the ordinary course of business by BarTech or any Subsidiary or the acquisition of any asset in the ordinary course of business, in each case subject to Sections 6.04 and 6.11;

                  (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) the merger of any Wholly Owned Subsidiary into BarTech in a transaction in which BarTech is the surviving corporation and (ii) the merger or consolidation of any Wholly Owned Subsidiary into or with any other Wholly Owned Domestic Subsidiary and, in the case of each clauses (i) and (ii), no person other than BarTech or a Wholly Owned Subsidiary receives any consideration;

                  (c) subject to Section 6.07, sales, leases or transfers from BarTech or any Subsidiary to BarTech or any Guarantor;

                  (d) investments permitted by Section 6.04;

                  (e) sales, leases or other dispositions of equipment or real property of BarTech or the Subsidiaries determined by the Board of Directors or senior management of BarTech to be no longer useful or necessary in the operation of the business of BarTech or the Subsidiaries;

                  (f) sales, leases or other dispositions of inventory of BarTech and the Subsidiaries determined by the Board of Directors or senior management of BarTech to be no longer useful or necessary in the operation of the business of BarTech and the Subsidiaries;

                  (g) Sale and Lease-Back Transactions permitted by Section 6.03; or

                  (h) sales, leases or other dispositions of property having a net book value not in excess of $1,000,000 in any Fiscal Year, provided that no sale may be made of the Capital Stock of any Subsidiary except in connection with the sale of all its outstanding Capital Stock that is held by BarTech and any other Subsidiary, and provided further, that no sale may be made of the Capital Stock of BLSC;

provided, however, that any sale, transfer or other disposition of assets or stock otherwise permitted by this Section 6.05 (other than pursuant to clauses
(a) through (c) above) shall not be permitted unless (i) in the case of any sale, transfer or other disposition of Collateral, at least 85% of the proceeds therefrom consist of cash or cash equivalents (it being understood that Indebtedness of BarTech or any of the Subsidiaries assumed by the purchaser shall be deemed to be cash if BarTech and the Subsidiaries are unconditionally released from any liability therefor) and (ii) such consideration is at least equal to the fair market value of the assets sold, transferred or disposed of.

         SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock (other than pro rata dividends payable solely in shares of its common stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose; provided, however, that:

                  (a) any Subsidiary may declare and pay dividends to, repurchase its Capital Stock from or make other distributions to BarTech or to any Wholly Owned Subsidiary (or, in the case of non-Wholly Owned Subsidiaries, to BarTech or any Subsidiary and to each other owner of Capital Stock of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of BarTech or such Subsidiary) based on their relative ownership interests);

                  (b) BarTech may declare and pay dividends or make other distributions to the Partnerships, and the Partnerships may declare and pay dividends or make other distributions to their respective partners, in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses and any fees and expenses associated with registration statements filed with the Securities and Exchange Commission and subsequent ongoing public reporting requirements, in each case to the extent actually incurred by the Partnerships or their respective partners, as applicable, in connection with their ownership of the Capital Stock of BarTech or the Partnerships, as applicable;

                  (c) BarTech may purchase or redeem shares of Capital Stock (or options or warrants in respect of such shares) of BarTech (including related stock appreciation rights or similar securities) held by present or former officers or employees of BarTech or any Subsidiary or by any Plan upon such person's death, disability, retirement or termination of employment or under the terms of any such Plan or any agreement under which such shares of stock or related rights were issued, provided that the aggregate amount of such purchases or redemptions that may be made pursuant to this paragraph (c) shall not exceed the sum of (i) the aggregate amount received by BarTech after the Closing Date from the sale of its Capital Stock to officers and employees of BarTech and the Subsidiaries and (ii) $2,000,000; and

                  (d) BarTech may declare and pay regularly scheduled dividend payments on and mandatory redemptions of the Bethlehem Preferred Stock, in each case in accordance with the terms thereof, provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom.

         SECTION 6.07. Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of BarTech, unless such transaction is (i) otherwise permitted under this Agreement and (ii) upon terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a person that was not an Affiliate, provided that the foregoing restriction shall not apply to (A) the payment to the Funds, JAC and/or any of their respective Affiliates of the monitoring and management fees referred to in paragraph (c) below or fees payable on the Closing Date or on the Restatement Closing Date or (B) the indemnification of directors of the Borrowers and the Subsidiaries in accordance with customary practice.

         (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) transactions among the Borrowers and Subsidiaries otherwise expressly permitted by this Agreement, (ii) the payment of fees and indemnities to directors, officers and employees of the Borrowers and the Subsidiaries in the ordinary course of business, (iii) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.07, (iv) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (v) dividends and repurchases permitted under Section 6.06, (vi) any of the transactions contemplated by Sections 6.04(d), (vii) loans and advances to officers or employees of BarTech or any Subsidiary (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of BarTech or such Subsidiary not in excess of $500,000 in the aggregate at any time outstanding and (viii) the payment of investment banking fees to the Funds, JAC or any of their respective Affiliates to the extent such fees are no greater than the investment banking fees that a third party could have obtained for the same services after negotiation at arm's-length.

         (c) Make any payment of or on account of monitoring or management fees payable to any of the Funds, the Fund Affiliates and/or JAC unless (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the aggregate amount of monitoring or management fees paid or payable to the Funds, the Fund Affiliates and/or JAC in any Fiscal Year shall not exceed $875,000 in the aggregate, provided that if an acquisition permitted under this Agreement for consideration of at least $10,000,000 is consummated by BarTech or any Subsidiary, such fees may be increased to an aggregate amount not to exceed $1,250,000 in any Fiscal Year. Notwithstanding any other provision to the contrary, in no event shall BarTech or any Subsidiary pay any monitoring or management fees to the Funds, the Fund Affiliates or JAC if, after payment of any such fee made on or prior to September 30, 1997, BarTech shall have less than $1.00 of consolidated net income (calculated, solely for purposes of this sentence, without deduction for the amortization of original issue discount on the Senior Notes) for the 12 full months immediately preceding such payment (the "12-Month Test"), provided that unpaid amounts shall accrue and be payable on the earlier of (i) January 1, 1998 or (ii) such time subsequent to September 30, 1997, as BarTech meets the foregoing 12-Month Test.

         SECTION 6.08. Business of the Borrowers and the Subsidiaries. Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental or related thereto.

         SECTION 6.09. Material Agreements. (a) (i) Directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of or directly or indirectly prepay or defease any Indebtedness prior to the stated maturity date of such Indebtedness (other than Indebtedness under the Loan Documents), (ii) make any payment or prepayment of any such Indebtedness that would violate the terms of this Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision applicable to such Indebtedness or (iii) pay in cash any amount in respect of such Indebtedness that may at the applicable Borrower's option be paid in kind thereunder.

         (b) Notwithstanding anything contained in this Section 6.09 to the contrary,

                  (i) within 60 days following the consummation of any Public Equity Offering that results in gross proceeds (together with the gross proceeds of one or more prior Public Equity Offerings the gross proceeds of which shall not have been previously applied pursuant to this subclause (i)) of at least $35,000,000, BarTech may optionally redeem all or any portion of the Senior Notes pursuant to the Senior
         Note Indenture, in an aggregate amount (including principal, premium, if any, and accrued interest) not to exceed the Net Cash Proceeds of such Public Equity Offering (or Offerings), provided that (A) on or before the date the related notice of redemption is given, the Interim Standby Obligations have been terminated, (B) if (x) on the date the related notice of redemption is given, the Total Revolving Credit Exposure exceeds 62.5% of Total A/R and Inventory or (y) the average daily Total Revolving Credit Exposure during the 30-day period immediately preceding the date such notice is given exceeds 62.5% of Total A/R and Inventory, then the Borrowers shall apply an amount equal to the greater of (1) the excess, if any, referred to in clause (x) above and (2) the excess, if any, referred to in clause (y) above, to prepay Loans and/or cash collateralize Letters of Credit as required by
         Section 2.10(d) and (C) at the time such notice of redemption is given, and after giving effect to the consummation of such redemption, no Default or Event of Default shall have occurred and be continuing;

                  (ii) within 150 days after the end of each fiscal year of BarTech, BarTech may, commencing with the fiscal year ending September 30, 1996, make any mandatory offer to purchase the Senior Notes (and may purchase any Senior Notes validly tendered pursuant to such offer) required by the Senior Note Indenture, in an aggregate amount (including principal, premium, if any, and accrued interest) not to exceed 75% of Excess Cash Flow for such fiscal year, provided that if
         (A) on or before the date the related offer to purchase has been made, the Interim Standby Obligations have been terminated, (B) on the date the related offer to purchase is made, the Total Revolving Credit Exposure exceeds 62.5% of Total A/R and Inventory or (C) the average daily Total Revolving Credit Exposure during the 30-day period immediately preceding the date such offer is made exceeds 62.5% of Total A/R and Inventory, then the Borrowers shall apply an amount equal to the greater of (x) the excess, if any, referred to in clause (B) above and (y) the excess, if any, referred to in clause (B) above, to prepay Loans and/or cash collateralize Letters of Credit as required by
         Section 2.10(g);

                  (iii) within 150 days after the end of each Fiscal Year of BarTech, BarTech may, commencing with the 1999 Fiscal Year, optionally redeem all or any portion of the Senior

         Notes pursuant to the Senior Note Indenture, in an aggregate amount (including principal, premium, if any, and accrued interest) not to exceed 100% of Excess Cash Flow for such Fiscal Year (to the extent not previously used to purchase Senior Notes or prepay Loans or cash collateralize Letters of Credit pursuant to clause (iii) above), provided that (A) on or before the date the related notice of redemption is given, the Interim Standby Obligations have been terminated, (B) if (x) on the date the related notice of redemption is given, the Total Revolving Credit Exposure exceeds 62.5% of Total A/R and Inventory or (y) the average daily Total Revolving Credit Exposure during the 30-day period immediately preceding the date such notice is given exceeds 62.5% of Total A/R and Inventory, then the Borrowers shall apply an amount equal to the greater of (1) the excess, if any, referred to in clause (x) above and (2) the excess, if any, referred to in clause (y) above, to prepay Loans and/or cash collateralize Letters of Credit as required by Section 2.10(g) and (C) at the time such notice of redemption is given, and after giving effect to the consummation of such redemption, no Default or Event of Default shall have occurred and be continuing;

                  (iv) within 180 days after receipt of Net Cash Proceeds of any Asset Sale, BarTech may make any mandatory offer to purchase the Senior Notes (and may purchase any Senior Notes validly tendered pursuant to such offer) required by the Senior Note Indenture, in an aggregate amount (including principal, premium, if any, and accrued interest) not to exceed such Net Cash Proceeds (to the extent not required to be used to prepay Loans or cash collateralize Letters of Credit in accordance with Section 2.10(h) and to the extent not previously used to prepay Indebtedness (other than the Loans and the Senior Notes) required to be repaid under the terms thereof as a result of such Asset Sale, make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any Fiscal Year), provided that BarTech shall be permitted to defer any such offer until the aggregate amount of such Net Cash Proceeds received after the Closing Date shall exceed $10,000,000 as permitted by the Senior Notes Indenture.

         (c) Permit any waiver, supplement, modification, amendment, termination or release that is in any manner adverse in any material respect to the Lenders of (i) the certificate of incorporation or bylaws of BarTech or any Subsidiary,
(ii) the Subscription Agreement, (iii) the Stockholders' Agreement, (iv) the Merger Agreement, (v) the 1997 Subscription Agreement or (vi) any instrument or agreement pursuant to which any Indebtedness of BarTech or any Subsidiary is outstanding to any person in an aggregate principal amount in excess of $250,000.

         (d) Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to BarTech or any Subsidiary that is a direct or indirect parent of such Subsidiary other than those set forth in the Loan Documents and those in effect on the Closing Date and set forth on Schedule 6.09 (or replacements of such agreements on terms no less favorable to the Lenders).

         SECTION 6.10. Interest Coverage Ratio. Permit the ratio of (a) EBITDA to (b) Cash Interest Expense for any four-fiscal quarter period ending on a date set forth below to be less than the ratio set forth opposite such date, provided that for purposes of calculating EBITDA for each of the four-fiscal quarter periods ending September 26, 1998, January 2, 1999, and April 3, 1999, EBITDA for such four-fiscal quarter period shall equal the greater of (a) EBITDA for the four-fiscal quarter period ending on such date and (b) EBITDA for the period commencing on June 28, 1998, and ending (i) on September 26, 1998, multiplied by 4, (ii) January 2, 1999, multiplied by 2, and (iii) on April 3, 1999, multiplied by 4/3, as applicable:



               Date:                                       Ratio:

               September 26, 1998                          1.00
               January 2, 1999                             1.00
               April 3, 1999                               1.30
               July 3, 1999                                1.30
               October 2, 1999                             1.75
               Thereafter                                  1.75



         SECTION 6.11. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by BarTech and the Subsidiaries in any Fiscal Year (commencing with the 1998 Fiscal Year) to exceed the amount set forth below as the "Base Amount" for such Fiscal Year; provided, however, that the amount of permitted Capital Expenditures in any Fiscal Year shall be increased by an amount equal to the lesser of (i) the total amount of unused permitted Capital Expenditures for the immediately preceding year (including the amount of any unused Capital Expenditures carried forward to such preceding year pursuant to this proviso) and (ii) the Base Amount for the immediately preceding year:


               Fiscal Year                             Base Amount

                 1998                                 $30,000,000

                 1999                                  15,000,000

                 2000                                  15,000,000


Notwithstanding the foregoing, Capital Expenditures made by BarTech and the Subsidiaries in the 1998 Fiscal Year will not be materially inconsistent with the "Special Capital Expenditures Program" described in the book provided to the Lenders on August 12, 1997.

         SECTION 6.12. Capital Stock of the Subsidiaries. Sell, transfer, lease or otherwise dispose of, or make subject to any subscription, option, warrant, call, right or other agreement or commitment of any nature, the Capital Stock of any Subsidiary, other than (a) pursuant to the Loan Documents or pursuant to a transaction permitted pursuant to Section 6.05 and (b) directors' qualifying shares.

         SECTION 6.13. Foreign Revenues. Permit revenues of Subsidiaries located outside the United States or Canada or attributable to foreign operations located outside the United States or Canada in any Fiscal Year to be greater than 10% of the consolidated revenues of BarTech and the Subsidiaries in such Fiscal Year.

         SECTION 6.14. Fiscal Year. Change the end of its fiscal year from the Saturday closest to December 31 to any other date, or change the end of its first, second or third fiscal quarters from the dates currently projected, to any other date.


                                      ARTICLE VII

                                   Events of Default

         In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made by any Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by such Loan Party;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or on any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by any of the Borrowers or the Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrowers), 5.05(a) or 5.08 or in Article VI;

                  (e) default shall be made in the due observance or performance by any of the Pledgors, the Borrowers or the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrowers;

                  (f) any of the Borrowers or the Subsidiaries shall fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (other than any Indebtedness under any Loan Document) having an aggregate principal or notional amount in excess of $2,000,000, if the effect of any such failure is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity, or any of the Borrowers or the Subsidiaries shall fail to pay any principal in respect of any such Indebtedness at the stated maturity thereof;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any of the Principal Pledgors, the Borrowers or the Subsidiaries or of a substantial part of the property or assets of any of the Principal Pledgors, the Borrowers or the Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Principal Pledgors, the Borrowers or the Subsidiaries or for a substantial part of the property or assets of any of the Principal Pledgors, the Borrowers or the Subsidiaries or (iii) the winding-up or liquidation of any of the Principal Pledgors, the Borrowers or the Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) any of the Principal Pledgors, the Borrowers or the Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Principal Pledgors, the Borrowers or the Subsidiaries or for a substantial part of the property or assets of any of the Principal Pledgors, the Borrowers or the Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover) shall be rendered against any of the Principal Pledgors, the Borrowers or the Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any of the Principal Pledgors, the Borrowers or the Subsidiaries to enforce any such judgment;

                  (j) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans, (ii) a trustee shall be appointed by a United States district court to administer any Plan or Plans, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans,

         (iv) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (v) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (vi) the Borrower or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (vii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (k) (i) any Loan Document shall for any reason be asserted by any of the Principal Pledgors, the Borrowers or the Subsidiaries not to be a legal, valid and binding obligation of any party thereto or (ii) any security interest purported to be created by any Security Document and to extend to any Capital Stock of BarTech or any assets that are not immaterial to the Borrowers and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted by any of the Principal Pledgors, the Borrowers or the Subsidiaries not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement or to file UCC continuation statements; or

                  (l) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to a Partnership, a Borrower or a Guarantor described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to BarTech, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) terminate the Interim Standby Obligations, (iii) declare the Loans then outstanding to be forthwith due and payable in whole or in part and (iv) demand cash collateral pursuant to
Section 2.19(k), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to a Partnership (so long as it owns any Pledged Stock), a Borrower or a Guarantor described in paragraph (g) or (h) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.19(k), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

         In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Fronting Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Fronting Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Fronting Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Fronting Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders and the Fronting Bank hereunder, and promptly to distribute to each Lender or the Fronting Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the parties acknowledge and agree that the Collateral (as defined in the Master Pledge Agreement) shall be held by the Indenture Collateral Agent for the ratable benefit of the Secured Parties (as defined in the Master Pledge Agreement) in accordance with the provisions of the Master Pledge Agreement and the Pledge Intercreditor Agreement.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to either

Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Fronting Bank of any of its obligations hereunder or to any Lender or the Fronting Bank on account of the failure of or delay in performance or breach by any other Lender or the Fronting Bank or a Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders (and such other Lenders as may be expressly required by Section 9.09).

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and approved by the Borrowers and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders with the consent of the Borrowers (not to be unreasonably withheld), appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with either Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in L/C Disbursements, as applicable)) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of

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this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers, provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to either Borrower, to it at 227 Franklin Street, Suite 300, Johnstown, PA 15901, Attention of President (Telecopy No. (814) 533-7220, and if to any Subsidiary, to it in care of BarTech, in each case with a copy to The Blackstone Group, at 345 Park Avenue (31st Floor), New York, NY 10154, Attention of David Blitzer (Telecopy No.
         (212) 754-8724);

                  (b) if to the Administrative Agent or the Collateral Agent, to The Chase Manhattan Bank, Loan & Agency Services, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Sandra Miklave (Telecopy No. (212) 622-0002), with a copy to (i) other than the case of any information described in clause (ii) below, The Chase Manhattan Bank, at 270 Park Avenue, New York, New York 10017, Attention of James
         H. Ramage (Telecopy No. (212) 270-2625) or (ii) in the case of any reports or other information required by Section 5.04(d), The Chase Manhattan Bank, 200 Jericho Quadrangle, Jericho, NY 11753, Attention of Ronald Bruens (Telecopy No. (516) 828-2030);

                  (c) if to the Fronting Bank, to Chase Manhattan Bank Delaware at 1201 Market Street, Wilmington, Delaware 19801, Attention of Michael
         P. Handago (Telecopy No. (302) 428-3390); and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by each of the Borrowers and the other Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Fronting Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.11, 2.13, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

         SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Borrowers and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Fronting Bank, the Administrative Agent, the Collateral Agent and each Lender and their respective permitted successors and assigns.

         SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Borrower, the Administrative Agent, the Fronting Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations as a Lender under this Agreement (including all or a portion of its Commitments, its Interim Standby Obligations, the Loans at the time owing to it and participations in Letters of Credit held by it (it being understood that Revolving Credit Commitments, Revolving Loans, the Interim Standby Obligations, the Interim Standby Loans, L/C Disbursements and participations in Letters of Credit may only be assigned in pro rata amounts)); provided, however, that (i) except in the case of an assignment to another Lender or an Affiliate of such Lender, in each case, BarTech, the Administrative Agent and the Fronting Bank must each give its prior written consent to such assignment (which consent shall not in either case be unreasonably withheld or delayed), (ii) except in the case of an assignment to another Lender or an Affiliate of such Lender, the amount of the Loans, Commitments or Interim Standby Obligations of the assigning Lender subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be an amount not less than $5,000,000 and an integral multiple of $1,000,000 or shall be the entire remaining amount of such Loans, Commitments or Interim Standby Obligations of such assigning Lender, (iii) unless the assignor ceases to be a Lender, the aggregate amount of the Loans and unused Commitments of such Lender after giving effect to such assignment shall be not less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless agreed otherwise by the Administrative Agent, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and
(ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.13, 2.17 and 9.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment and Interim Standby Obligation, and the outstanding balances of its Loans and L/C Disbursements and its participations in Letters of Credit, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of either Borrower or any Guarantor or the performance or observance by either Borrower or any Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Fronting Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at its address referred to in subsection 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans and L/C Disbursements owing to, each Lender from time to time. The Administrative Agent shall also record the L/C Exposure of each Lender in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, the Administrative Agent, the Fronting Bank and the Lenders shall treat each person whose name is recorded in the Register as the owner of Commitments and the Loans and L/C Exposures recorded therein for all purposes of this Agreement. The Register shall be available for inspection by each Borrower, the Fronting Bank, any Lender and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of BarTech, the Fronting Bank and the Administrative Agent to such assignment, the Administrative Agent shall
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. Notwithstanding anything to the contrary contained herein, no assignment under
Section 9.04(b) of any rights or obligations shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register. The Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section 9.04 and such other documents as the Administrative Agent may reasonably request.

         (f) Each Lender may without the consent of either Borrower, the Fronting Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Interim Standby Obligations, the Loans owing to it, its L/C Exposure and the participations in Letters of Credit held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.13, 2.17 and 9.06 to the same extent as if they were Lenders, provided that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred, and (iv) the Borrowers, the Administrative Agent, the Fronting Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers or any other Loan Party, as the case may be, relating to its Loans, L/C Exposure and participations in Letters of Credit and Fees and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any Fee payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or L/C Disbursements, extending any final maturity date or increasing any Commitment or any Interim Standby Obligation, in each case in respect of an Obligation in which the relevant participating bank or entity is participating, or releasing all or substantially all of the Collateral or any Guarantor from its Guarantee Agreement unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 9.17). Each Lender will disclose the identity of its participants to BarTech and Administrative Agent if requested by a Borrower or the Administrative Agent.

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to either Borrower or any Guarantor furnished to such Lender by or on behalf of such Borrower or any Guarantor, provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by Section 9.17.

         (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank, provided that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the applicable Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

         (i) In the event that S&P or Moody's shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate deposit ratings or long-term senior unsecured debt ratings of such Lender (or the parent company thereof), and the resulting ratings shall be BBB+ or Baa1 or lower, then the Fronting Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrowers, at the sole expense of the Fronting Bank, to use their reasonable efforts to replace) such Lender with respect to such Lender's Revolving Credit Commitment with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such assignee shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans and L/C Disbursements of such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

         (j) No Borrower shall assign or delegate any of its rights or duties hereunder and any attempted assignment shall be null and void.

         (k) Except as provided in Section 2.18, the Fronting Bank shall not assign or delegate any of its interests, rights or obligations as a Fronting Bank under this Agreement without the prior written consent of the Borrowers and the Administrative Agent.

         SECTION 9.05. Expenses; Indemnity. (a) The Borrowers agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the syndication of the Commitments or the administration of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Administrative Agent, the Fronting Bank or any Lender (but no more than one such counsel for any Lender).

         (b) The Borrowers agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, the Fronting Bank, each Lender and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (treating, for this purpose only, the Administrative Agent, the Fronting Bank or any Lender and its directors, trustees, officers and employees as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrowers agree, jointly and severally, to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any Environmental Claim, and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee (and arising out of, or in any way connected with or as a result of, any of the events described in clause (i), (ii) or (iii) of the preceding sentence) arising out of, in any way connected with, or as a result of any actual or alleged presence or Release of Hazardous Materials on any of the Properties, or any Environmental Claim related in any way to either Borrower or any Subsidiary, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Environmental Claim is, or such losses, claims, damages, liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its directors, trustees, officers or employees. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Fronting Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         (c) Notwithstanding anything to the contrary in this Section 9.05, this
Section 9.05 shall not apply to taxes, it being understood that the Borrowers' only obligations with respect to taxes shall arise under Sections 2.11 and 2.17.

         SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Fronting Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Fronting Bank to or for the credit or the account of either Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Fronting Bank, irrespective of whether or not such Lender or the Fronting Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender and Fronting Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Fronting Bank may have.

         SECTION 9.07. Pledged Collateral and Application of Proceeds. Notwithstanding anything to the contrary in the Master Pledge Agreement, the Facility Pledge Agreement and the Pledge Intercreditor Agreement (other than Sections 4.02(d) and 7.02 thereof), after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral (as defined in each of the Pledge Agreements), as well as any such Collateral consisting of cash, in each case to the extent received by or distributed to the Collateral Agent pursuant to the Pledge Intercreditor Agreement, as follows:

                  FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Senior Obligations owed to the Senior Secured Parties and the Fronting Bank in respect of the Loans (other than the Interim Standby Loans) made by them and outstanding and the amounts owing in respect of any L/C Disbursement, pro rata as among the Lenders (other than the Interim Standby Lenders) and the Fronting Bank in accordance with the amount of such Senior Obligations owed to them;

                  THIRD, to the payment in full of the Junior Obligations owed to the Junior Secured Parties in respect of the Interim Standby Loans made by them and outstanding, pro rata as among the Junior Secured Parties in accordance with such Junior Obligations owed to them;

                  FOURTH, to the payment and discharge in full of the Obligations (other than those referred to above) pro rata as among the Secured Parties in accordance with the amount of such Obligations owed to them; and

                  FIFTH, to the Grantors (as defined in each of the Pledge Agreements), their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 9.08. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9.09. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Fronting Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Fronting Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by either Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on either Borrower or any Guarantor in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, (ii) extend any date on which payment of interest on any Loan or any L/C Disbursement is due, (iii) increase or extend the Commitment or Interim Standby Obligations of any Lender or decrease the Commitment Fees, the Interim Standby Fees or L/C Participation Fees or other fees of any Lender, (iv) amend or modify the definition of "Borrowing Base", "Applicable Percentage", "GAAP Accounts Receivable", "GAAP Inventory", "Total A/R and Inventory", "Interim Standby Base Amount", "Interim Standby Borrowing Amount" or any related provision in any manner having the effect of increasing the aggregate amount of the Borrowing Base or Interim Standby Borrowing Amount at any time or (v) amend or modify the provisions of Section 2.14, the provisions of this Section or the definition of "Required Lenders", or release all or substantially all the Collateral or release any Guarantor from its Guarantee Agreement unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 9.18, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Fronting Bank hereunder without the prior written consent of the Administrative Agent or the Fronting Bank acting as such at the effective date of such agreement, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.09 and any consent by any Lender pursuant to this Section 9.09 shall bind any assignee of such Lender.

         SECTION 9.10. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or Fronting Bank, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or the Fronting Bank, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or the Fronting Bank on subsequent payment dates to the extent not exceeding the legal limitation.

         SECTION 9.11. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

         SECTION 9.13. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

         SECTION 9.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.16. Jurisdiction; Consent to Service of Process. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or the Fronting Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against either Borrower or any Guarantor or their properties in the courts of any jurisdiction.

         (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.17. Confidentiality. Each of the Lenders, the Fronting Bank and the Administrative Agent agrees that it shall maintain in confidence any information relating to either Borrower and the other Loan Parties furnished to it by or on behalf of either Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, the Fronting Bank or the Administrative Agent without violating this Section 9.17 or (c) was available to such Lender, the Fronting Bank or the Administrative Agent from a third party having, to such person's knowledge, no obligations of confidentiality to either Borrower or any other Loan Party) and shall not reveal the same other than (i) to its directors, trustees, officers, employees and advisors with a need to know (so long as each such person shall have been instructed to keep the same confidential in accordance with this
Section 9.17) and (ii) as contemplated by Section 9.04(g), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.17) and (D) in order to enforce its rights under any Loan Document in a legal proceeding.

         SECTION 9.18. Release of Liens and Guarantees. (a) In the event that either Borrower or any Subsidiary conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Capital Stock, assets or property of BarTech or any of the Subsidiaries in a transaction not prohibited by Section 6.05 or Section 6.12, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by BarTech and at BarTech's expense to release any Liens created by any Loan Document in respect of such Capital Stock, assets or property, and, in the case of a disposition of all or substantially all the Capital Stock or assets of any Guarantor, terminate such Guarantor's obligations under the Guarantee Agreement.

         (b) Upon the consummation by BarTech of one or more issuances of its Capital Stock (other than Disqualified Capital Stock) on a primary basis for gross proceeds of not less than $40,000,000, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent, the Collateral Agent and the Indenture Collateral Agent
to) take such action and execute any such documents as may be reasonably requested by the Principal Pledgors and the Management Stockholders, and at the expense of the Principal Pledgors and the Management Stockholders, as applicable, to release any Liens created by the Pledge Agreements in respect of the Capital Stock of BarTech pledged by such persons pursuant to the Pledge Agreements, provided that, at the time of such release, no Default or Event of Default shall have occurred and be continuing.

         (c) The Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by BarTech and at such BarTech's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and all Letters of Credit and Commitments are terminated.

         (d) Any representation, warranty or covenant contained in any Loan Document relating to any Capital Stock, assets, property or Subsidiary shall no longer be deemed to be made once such Capital Stock, assets, property or Subsidiary is conveyed, sold, leased, assigned, transferred or disposed of in accordance with the terms of this Agreement and the other Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                   BAR TECHNOLOGIES INC.,

                                      by
                                         /s/ Frederick L. Deichert
                                         --------------------------------------
                                         Name:Frederick L. Deichert
                                         Title:  Vice President & Corporate
                                                  Secretary


                                   BLISS & LAUGHLIN STEEL COMPANY,

                                      by
                                         /s/ Michael P. Houlihan
                                         --------------------------------------
                                         Name:Michael P. Houlihan
                                         Title:


                                   THE CHASE MANHATTAN BANK,
                                   individually and as Administrative Agent and Collateral Agent,

                                      by
                                         /s/ James H. Ramage
                                         --------------------------------------
                                         Name: James H. Ramage
                                         Title:  Vice President


                                   CHASE MANHATTAN BANK DELAWARE,
                                   as Fronting Bank,

                                      by
                                         /s/ Michael P. Handago
                                         --------------------------------------
                                         Name:Michael P. Handago
                                         Title:  Vice President


                                   SANWA BUSINESS CREDIT CORPORATION

                                      by
                                         /s/ Peter L. Skavla
                                         --------------------------------------
                                         Name:Peter L. Skavla
                                         Title:  Vice President

                                         MITSUI LEASING (U.S.A.) INC.

                                            by:
                                               /s/ Jerry Parisi
                                         --------------------------------------
                                               Name:Jerry Parisi
                                               Title:  Senior Vice President

                                         SOCIETE GENERALE
                                            by:
                                               /s/ John J. Wagner
                                         --------------------------------------
                                               Name:John J. Wagner
                                               Title:  Vice President


                                         THE FIRST NATIONAL BANK OF BOSTON

                                            by:
                                               /s/ C. Andrew Piculell
                                         --------------------------------------
                                               Name:C. Andrew Piculell
                                               Title:  Vice President

                                                                       EXHIBIT A


================================================================================




                       GUARANTEE AND COLLATERAL AGREEMENT


                                     made by


                                [NAME OF PARENT]


                               [NAME OF BORROWER]


                         and certain of its Subsidiaries


                                   in favor of


                       ----------------------------------,
                             as Administrative Agent



                        Dated as of ___________ ___, 199



================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

         SECTION 1.                 DEFINED TERMS.................................................................1

                  1.1               Definitions...................................................................1
                  1.2               Other Definitional Provisions.................................................5

         SECTION 2.                 GUARANTEE.....................................................................6

                  2.1               Guarantee.....................................................................6
                  2.2               Right of Contribution.........................................................6
                  2.3               No Subrogation................................................................7
                  2.4               Amendments, etc. with respect to the Borrower Obligations.....................7
                  2.5               Guarantee Absolute and Unconditional..........................................7
                  2.6               Reinstatement.................................................................8
                  2.7               Payments......................................................................8

         SECTION 3.                 GRANT OF SECURITY INTEREST....................................................8

         SECTION 4.                 REPRESENTATIONS AND WARRANTIES................................................9

                  4.1               Representations in Credit Agreement[; Parent Representations].................9
                  4.2               Title; No Other Liens....................................................... 10
                  4.3               Perfected First Priority Liens.............................................. 11
                  4.4               Chief Executive Office...................................................... 11
                  4.5               Inventory and Equipment..................................................... 11
                  4.6               Farm Products............................................................... 11
                  4.7               Pledged Securities.......................................................... 11
                  4.8               Receivables................................................................. 12
                  4.9               Contracts................................................................... 12
                  4.10              Intellectual Property....................................................... 13
                  4.11              Vehicles.................................................................... 13

         SECTION 5.                 COVENANTS................................................................... 13

                  5.1               Covenants in Credit Agreement............................................... 13
                  5.2               Delivery of Instruments and Chattel Paper................................... 13
                  5.3               Maintenance of Insurance.................................................... 14
                  5.4               Payment of Obligations...................................................... 14
                  5.5               Maintenance of Perfected Security Interest; Further Documentation........... 14
                  5.6               Changes in Locations, Name, etc............................................. 15
                  5.7               Notices..................................................................... 15
                  5.8               Pledged Securities.......................................................... 15
                  5.9               Receivables................................................................. 16
                  5.10              Contracts................................................................... 17
                  5.11              Intellectual Property....................................................... 17
                  5.12              Vehicles.................................................................... 18

         SECTION 6.                 REMEDIAL PROVISIONS......................................................... 19

                                                                                                               Page
                                                                                                               ----


                  6.1               Certain Matters Relating to Receivables..................................... 19
                  6.2               Communications with Obligors; Grantors Remain Liable........................ 19
                  6.3               Pledged Stock............................................................... 20
                  6.4               Proceeds to be Turned Over To Administrative Agent.......................... 21
                  6.5               Application of Proceeds..................................................... 21
                  6.6               Code and Other Remedies..................................................... 22
                  6.7               Registration Rights......................................................... 22
                  6.8               Waiver; Deficiency.......................................................... 23

         SECTION 7.                 THE ADMINISTRATIVE AGENT.................................................... 23

                  7.1               Administrative Agent's Appointment as Attorney-in-Fact, etc................. 23
                  7.2               Duty of Administrative Agent................................................ 25
                  7.3               Execution of Financing Statements........................................... 25
                  7.4               Authority of Administrative Agent........................................... 26

         SECTION 8.                 MISCELLANEOUS............................................................... 26

                  8.1               Amendments in Writing....................................................... 26
                  8.2               Notices..................................................................... 26
                  8.3               No Waiver by Course of Conduct; Cumulative Remedies......................... 26
                  8.4               Enforcement Expenses; Indemnification....................................... 27
                  8.5               Successors and Assigns...................................................... 27
                  8.6               Set-Off..................................................................... 27
                  8.7               Counterparts................................................................ 28
                  8.8               Severability................................................................ 28
                  8.9               Section Headings............................................................ 28
                  8.10              Integration................................................................. 28
                  8.11              GOVERNING LAW............................................................... 28
                  8.12              Submission To Jurisdiction; Waivers......................................... 28
                  8.13              Acknowledgements............................................................ 29
                  8.14              Additional Grantors......................................................... 29
                  8.15              Releases.................................................................... 29
                  8.16              WAIVER OF JURY TRIAL........................................................ 30

                                                                           DRAFT
                                                            Last Revised: 2/8/98



                                     FORM OF
                       GUARANTEE AND COLLATERAL AGREEMENT

                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of _____________, 199__, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of ______________________, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement, dated as of ______________ __ 199__ (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among _________________ (the "BORROWER"), the Lenders, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, and the Administrative Agent.


                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                            SECTION 1. DEFINED TERMS

                  1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement,(1) and the



--------------

1. The following terms are typically defined in the ST&B form of Credit Agreement and are used herein without further definition: Affiliate, Capital Stock, Commitments, Contractual Obligation, Default, Dollars, Event of Default, Governmental Authority, Letter of Credit, Lien, Loans, Material Adverse Effect, Parent, Person, Reimbursement Obligation, Required Lenders, Requirement of Law, Subsidiary and Subsidiary Guarantor. If the Credit Agreement to which this Agreement relates does not include all these terms, appropriate revisions should be made to this Agreement.

following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:
Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments, Inventory and Investment Property.

                  (b) The following terms shall have the following meanings:

                  "AGREEMENT": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "BORROWER OBLIGATIONS": the collective reference to the unpaid principal of and interest on the Loans [and Reimbursement Obligations] and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans [and Reimbursement Obligations] and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedge Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents[, any Letter of Credit] or any Hedge Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                  "COLLATERAL":  as defined in Section 3.

                  "COLLATERAL ACCOUNT": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

                  ["CONTRACTS": the contracts and agreements listed in SCHEDULE 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.](2)


------------------

2. This definition and Sections 4.9 and 5.10 will only be necessary where the principal credit support for the Credit Agreement is one or more important specific contracts. Otherwise, a contract will be a General Intangible and will automatically be picked up by such term. If Sections 4.9 and 5.10 are eliminated, consideration may be given to (a) referring specifically to a given contract in the definition of "General Intangibles" if it is of more than ordinary consequence and (b) including a covenant in the Credit Agreement limiting amendments to such contract. In any case it will be important to determine whether the contract is assignable as collateral without the consent of the other party to that contract and whether the appropriate bank officers understand any limits that may exist on the other party's obligations thereunder. Also, see Section 9-318 of the New York UCC for the rules regarding cutting off defenses of the obligor on such a contract.

                  "COPYRIGHTS": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in SCHEDULE 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and
         (ii) the right to obtain all renewals thereof.

                  "COPYRIGHT LICENSES": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in SCHEDULE 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "GENERAL INTANGIBLES": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                  "GUARANTOR OBLIGATIONS": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                  "GUARANTORS": the collective reference to each Grantor other than the Borrower.

                  "HEDGE AGREEMENTS": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the

         Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Grantor to the Parent or any of its Subsidiaries.

                  "ISSUERS": the collective reference to each issuer of a Pledged Security.

                  "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "OBLIGATIONS": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "PATENTS": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in SCHEDULE 6,
         (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

                  "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

                  "PLEDGED NOTES": all promissory notes listed on SCHEDULE 2[, all Intercompany Notes at any time issued to any Grantor] and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "PLEDGED SECURITIES": the collective reference to the Pledged Notes and the Pledged Stock.

                  "PLEDGED STOCK": the shares of Capital Stock listed on
         SCHEDULE 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.(3)

                  "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

                  "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it



--------------

3. Regulation U and the Securities Act aspects of the pledge of stock should be considered, particularly for restricted securities. The Tax Department should be consulted if the pledge is by a domestic pledgor of shares of a foreign subsidiary.

         has been earned by performance (including, without limitation, any Account).

                  "SECURITIES ACT":  the Securities Act of 1933, as amended.

                  "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (ii) the right to obtain all renewals thereof.

                  "TRADEMARK LICENSE": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

                  "VEHICLES": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event including, without limitation, the vehicles listed on SCHEDULE 8 and all tires and other appurtenances to any of the foregoing.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.



                              SECTION 2. GUARANTEE

                  2.1 GUARANTEE. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

                  (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any

Lender hereunder.

                  (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full[, no Letter of Credit shall be outstanding] and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

                  (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full[, no Letter of Credit shall be outstanding] and the Commitments are terminated.

                  2.2 RIGHT OF CONTRIBUTION. Each [Subsidiary] Guarantor hereby agrees that to the extent that a [Subsidiary] Guarantor shall have paid more than its proportionate share of any payment made hereunder, such [Subsidiary] Guarantor shall be entitled to seek and receive contribution from and against any other [Subsidiary] Guarantor hereunder which has not paid its proportionate share of such payment. Each [Subsidiary] Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this
Section 2.2 shall in no respect limit the obligations and liabilities of any [Subsidiary] Guarantor to the Administrative Agent and the Lenders, and each [Subsidiary] Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such [Subsidiary] Guarantor hereunder.(4)

                  2.3 NO SUBROGATION. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full[, no Letter of Credit shall be outstanding] and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  2.4 AMENDMENTS, ETC. WITH RESPECT TO THE BORROWER OBLIGATIONS. Each Guarantor shall


---------------
4. Section 2.2 should apply only to Subsidiaries of the Borrower. If the parent of the Borrower is also a Guarantor, each reference in Section 2.2 should be to Subsidiary Guarantors.

remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  2.5 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  2.6 REINSTATEMENT. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  2.7 PAYMENTS. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at the Payment Office specified in the Credit Agreement.


                      SECTION 3. GRANT OF SECURITY INTEREST

                  Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations,:

                  (a)  all Accounts;

                  (b)  all Chattel Paper;

                  (c)  all Contracts;

                  (d)  all Documents;

                  (e)  all Equipment;

                  (f)  all General Intangibles;

                  (g)  all Instruments;

                  (h)  all Intellectual Property;

                  (i)  all Inventory;

                  (j)  all Pledged Securities;

                  (k)  all Vehicles;

                  (l)  all Investment Property;

                  (m)  all deposit accounts and other bank accounts;

                  (n)  all books and records pertaining to the Collateral; and

                  (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

                  4.1 REPRESENTATIONS IN CREDIT AGREEMENT[; PARENT REPRESENTATIONS]. [(a)] In the case of each Guarantor, the representations and warranties set forth in subsection __ of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, PROVIDED that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1[(a)], be deemed to be a reference to such Guarantor's knowledge.(5)


                  [(b)(6)  In the case of the Parent:

                           (i) the Parent (w) is duly organized, validly existing [and in good standing] under the laws of the jurisdiction of its organization, (x) has the [corporate] power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (y) is duly qualified as a foreign corporation [and in good standing] under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (z) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, [have] [reasonably be expected to have] a Material Adverse Effect.

                           (ii) The Parent has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Parent is a party [other than ________]. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Parent. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in



------------------

5. This approach can be taken only if the representations in the Credit Agreement, particularly the "corporate" representations, apply to all Grantors and Loan Documents rather than just the Borrower and the Loan Documents to which Borrower is a party.

6. Paragraph (b) is usually necessary only when the parent of the Borrower is a Grantor but is not a party to the Credit Agreement.

         equity or at law) and an implied covenant of good faith and fair dealing.

                           (iii) The execution, delivery and performance of the Loan Documents to which the Parent is a party will not violate any Requirement of Law or Contractual Obligation of the Parent or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement).

                           (iv) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent, threatened by or against the Parent or any of its Subsidiaries or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which [could have] [could reasonably be expected to have] a Material Adverse Effect.]

                  4.2 TITLE; NO OTHER LIENS. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

                  4.3 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) [constitute] [upon completion of the filings and other actions specified on SCHEDULE 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute](7) valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for [(i)] unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law [and (ii) Liens described on
SCHEDULE 9].

                  4.4 CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on SCHEDULE 4.(8)

                  4.5 INVENTORY AND EQUIPMENT. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
SCHEDULE 5.(9)


------------

7. The second bracketed alternative is used if UCC filings and other actions required to perfect security interests (such as delivery of documents of title for vehicles) are not completed when this Agreement is delivered.

8. Section 9-103 of the New York UCC provides that the law of the state where the debtor is located governs the perfection and effect of perfection of security interests in accounts, general intangibles and mobile goods. A debtor is deemed located at his place of business, if it has only one, or at its chief executive office, if it has more than one place of business.

9. Section 9-103 of the New York UCC provides that the law of the state where the collateral is located when the last event occurs on which perfection is asserted governs the perfection and effect of perfection of security interests in ordinary goods, including equipment and inventory.

                  4.6 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  4.7 PLEDGED SECURITIES. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.(10)

                  (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                  4.8 RECEIVABLES. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                  (b) None of the obligors on any Receivables is a Governmental Authority.(11)

                  (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

                  4.9 CONTRACTS. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

                  (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or


---------------------

10. This representation must be modified if only a portion of the Capital Stock of certain Issuers (e.g., foreign Issuers) is pledged.

11. If the obligor on any Receivable is the U.S. Government, compliance with the Federal Assignment of Claims Act will be required. Appropriate investigation regarding state laws will be required where other Governmental Authorities are parties to Receivables.

enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

                  (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof [in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect].

                  (e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims [that, in the aggregate, could reasonably be expected to have a Material Adverse Effect].

                  (f) Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

                  (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                  (h) None of the parties to any Contract is a Governmental Authority.(12)

                  4.10 INTELLECTUAL PROPERTY. (a) SCHEDULE 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

                  (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

                  (c) Except as set forth in SCHEDULE 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                  (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                  4.11 VEHICLES. [SCHEDULE 8 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof.] [The aggregate book value of all Vehicles owned by all Grantors is less than $_______.]

                              SECTION 5. COVENANTS


---------------------

12. If the obligor on any Contract is the U.S. Government, compliance with the Federal Assignment of Claims Act will be required. Appropriate investigation regarding state laws will be required where other Governmental Authorities are parties to Contracts.

                  Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full[, no Letter of Credit shall be outstanding] and the Commitments shall have terminated:

                  5.1 COVENANTS IN CREDIT AGREEMENT. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

                  5.2 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.(13)

                  5.3 MAINTENANCE OF INSURANCE. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) [to the extent requested by the Administrative Agent,] insuring such Grantor, the Administrative Agent and the Lenders against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Lenders.

                  (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least [30] days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

                  (c) The Borrower shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Administrative Agent of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

                  5.4 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.


------------------

13. Under New York UCC Section 9-304 a security interest in chattel paper may be perfected by the security party taking possession or by filing. A security interest in money or instruments can be perfected only by the secured party taking possession.

                  5.5 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

                  5.6 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon [15] days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to SCHEDULE 5 showing any additional location at which Inventory or Equipment shall be kept:

                  (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on SCHEDULE 5;(14)

                  (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or(15)

                  (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.(16)

                  5.7 NOTICES. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and


----------------

14. See footnote 9 above.

15. See footnote 8 above. This clause should be modified if any Grantor has only one place of business.

16. New York UCC Section 9-402(7) provides that if a debtor's name, identity or corporate structure are changed so that a filed financing statement becomes seriously misleading, the filing is not effective to perfect a security interest in collateral acquired by the debtor more than four months after the change, unless a new, appropriate financing statement is filed before the expiration of the four-month period.

                  (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  5.8 PLEDGED SECURITIES. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

                  (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,17 (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement),
(iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

                  (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the



-------------

17. Prohibiting a Grantor from acting to permit an Issuer to issue other equity securities may be inappropriate in some transactions.

Pledged Securities issued by it.

                  5.9 RECEIVABLES. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                  5.10 CONTRACTS. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

                  (b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

                  (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

                  (d) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

                  5.11 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law,
(iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

                  (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

                  (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

                  (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                  (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                  5.12 VEHICLES. (a) No Vehicle shall be removed from the state which has issued the certificate of [title/ownership] therefor for a period in excess of .(18)

                  (b) [Within [30] days after the date hereof, and,](19) with respect to any Vehicles acquired by such Grantor subsequent to the date hereof, within [30] days after the date of acquisition thereof, all applications for certificates of [title/ownership] indicating the Administrative Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem advisable to perfect its security interests in the Vehicles.


-------------------

18. The period ordinarily is four months. See New York UCC Section 9-103(1)(d).

19. The bracketed language is used if it is not possible to note all liens on vehicle registrations before closing.

                         SECTION 6. REMEDIAL PROVISIONS

                  6.1 CERTAIN MATTERS RELATING TO RECEIVABLES.(20) (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                  (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  6.2 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The Administrative Agent in its own name or in the name of others may at any time [after the occurrence and during the continuance of an Event of Default] communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

                  (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

                  (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to

-------------

20. Section 6.1 enables the Administrative Agent to police the Receivables prior to default. Related considerations are (a) whether lock-box and/or concentration accounts should be set up initially to facilitate transfer of the collection function to the Administrative Agent and (b) whether certain account debtors/contract parties should be notified of the assignment when the security agreement is executed and delivered.

be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  6.3 PLEDGED STOCK. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice[, to the extent permitted in the Credit Agreement,](21) and to exercise all voting and corporate rights with respect to the Pledged Securities; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.(22)

                  (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.(23)


------------------

21. The bracketed language is appropriate if the Credit Agreement contains provisions limiting payment of dividends by any Issuer.

22. If 5% or more of the stock of a public company is pledged, voting rights in the Administrative Agent will give rise to reporting requirements under Regulation 13D under the Securities Exchange Act.

23. If 5% or more of the stock of a public company is pledged, voting rights in the Administrative Agent will give rise to reporting requirements under Regulation 13D under the Securities Exchange Act.

                  (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

                  6.4 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT. In addition to the rights of the Administrative Agent and the Lenders specified in
Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                  6.5 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

                  FIRST, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

                  SECOND, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, PRO RATA among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

                  THIRD, to the Administrative Agent, for application by it towards prepayment of the Obligations, PRO RATA among the Lenders according to the amounts of the Obligations then held by the Lenders; and

                  FOURTH, any balance of such Proceeds remaining after the Obligations shall have been paid in full,[no Letters of Credit shall be outstanding] and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

                  6.6 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind

(except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  6.7 REGISTRATION RIGHTS. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  6.8 WAIVER; DEFICIENCY. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC.(24) Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.(25)


                       SECTION 7. THE ADMINISTRATIVE AGENT

                  7.1 ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any




--------------

24. New York UCC Section 9-112 confers certain rights on the owner of collateral who is not the secured party's debtor.

25. This sentence is not applicable to any Guarantor whose guarantee is nonrecourse.

         and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv) execute, in connection with any sale provided for in
         Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due [Revolving Credit Loans that are] Base Rate Loans under the Credit Agreement,26 from the date of payment by the Administrative Agent to


--------------

26. Review the Credit Agreement to make sure there is no more than one type of "ABR Loans".

the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  7.2 DUTY OF ADMINISTRATIVE AGENT. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207(27) of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  7.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

                  7.4 AUTHORITY OF ADMINISTRATIVE AGENT. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                           SECTION 8. MISCELLANEOUS(28)

-----------------------

27. Section 9-207 of the New York UCC specifies certain rights and duties of the secured party when collateral is in its possession, including use of reasonable care.

28. Certain provisions of this Section apply only to Guarantors because comparable provisions with respect to the Borrower are contained in the Credit Agreement.

                  8.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except [by a written instrument executed by each affected Grantor and the Administrative Agent, PROVIDED that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent] [in accordance with Section __.1(29) of the Credit Agreement].

                  8.2 NOTICES. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section __.2(30) of the Credit Agreement; PROVIDED that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on SCHEDULE 1.

                  8.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  8.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel [(including the allocated fees and expenses of in-house counsel)] to each Lender and of counsel to the Administrative Agent.

                  (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section __.5(31) of the Credit Agreement.



-------------------

29. The subsection reference should be to the amendment provisions of the Credit Agreement. The second bracketed alternative is preferred, so long as such amendment provisions expressly cover amendments to this Agreement.

30. The subsection reference should be to the notice provisions of the Credit Agreement.

31. The subsection reference should be to the payment of expenses provisions of the Credit Agreement.

                  (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; PROVIDED that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

                  8.6 SET-OFF. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time [while an Event of Default [pursuant to Section __(a) of the Credit Agreement](32) shall have occurred and be continuing], without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

                  8.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  8.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  8.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth


------------------

32. If appropriate, refer to the payment default provision of the Credit Agreement.

or referred to herein or in the other Loan Documents.

                  8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.13 ACKNOWLEDGEMENTS. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

                  8.14 ADDITIONAL GRANTORS. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section __(33) of the Credit Agreement shall become a Grantor for all


-------------------

33. The subsection reference should be to the after-acquired collateral provisions of the Credit Agreement.

purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                  8.15 RELEASES. (a) At such time as the Loans[, the Reimbursement Obligations] and the other Obligations shall have been paid in full, the Commitments have been terminated [and no Letters of Credit shall be outstanding], the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement[; PROVIDED that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents].

                  8.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                             [NAME OF GRANTOR]



                                             By:
                                                -----------------------------
                                                 Title:

                                                                      Schedule 1
                                                                      ----------






                         NOTICE ADDRESSES OF GUARANTORS

                                                                      Schedule 2
                                                                      ----------





                        DESCRIPTION OF PLEDGED SECURITIES


PLEDGED STOCK:


      Issuer            Class of Stock   Stock Certificate No.    No. of Shares
--------------------    --------------   ---------------------    -------------













PLEDGED NOTES:


           Issuer                 Payee                  Principal Amount
--------------------------     ------------        ----------------------------

                                                                      Schedule 3
                                                                      ----------






                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings
                         -------------------------------


         [List each office where a financing statement is to be filed]*




                          Patent and Trademark Filings
                          ----------------------------


                               [List all filings]




                     Actions with respect to Pledged Stock**
                     ---------------------------------------




                                  Other Actions
                                  -------------


                      [Describe other actions to be taken]


------------------

* Note that perfection of security interests in patents and trademarks requires filings under the UCC in the jurisdictions where filings would be made for general intangibles, as well as filings in the U.S Copyright Office and the U.S. Patent & Trademark Office.

** If the interest of a Grantor in Pledged Stock appears on the books of a financial intermediary, the procedures for creation of the pledge specified in 8-313(h) of the New York UCC will have to be followed. These procedures involve notification to the financial intermediary.

                                                                      Schedule 4






       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


               Grantor                               Location
               -------                               --------

                                                                      Schedule 5
                                                                      ----------





                       LOCATION OF INVENTORY AND EQUIPMENT


                  Grantor                            Locations
                  -------                            ---------

                                                                      Schedule 6
                                                                      ----------






                        COPYRIGHTS AND COPYRIGHT LICENSES




                           PATENTS AND PATENT LICENSES




                        TRADEMARKS AND TRADEMARK LICENSES

                                                                      Schedule 7
                                                                      ----------




                                    CONTRACTS

                                                                      Schedule 8
                                                                      ----------



                                    VEHICLES

                                                                      Schedule 9
                                                                      ----------




                              EXISTING PRIOR LIENS

                         ACKNOWLEDGEMENT AND CONSENT***


         The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of __________ ___, 199_ (the "Agreement"), made by the Grantors parties thereto for the benefit of ____________________________, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

         1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

         3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.

                                   [NAME OF ISSUER]



                                   By
                                     -------------------------------------------

                                   Title
                                        ----------------------------------------

                                   Address for Notices:

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   Fax:



----------------
*** This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor. If a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Credit Agreement.

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement
                                              ----------------------------------



                  ASSUMPTION AGREEMENT, dated as of ________________, 199_, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of ______________________________, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                              W I T N E S S E T H :
                              ---------------------


                  WHEREAS, ________________________ (the "Borrower"), the
Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of ____________________, 199_ (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT");

                  WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of ________________________, 199_ (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AND COLLATERAL AGREEMENT") in favor of the Administrative Agent for the benefit of the Lenders;

                  WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. GUARANTEE AND COLLATERAL AGREEMENT. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________**** to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


--------------

****  Refer to each Schedule which needs to be supplemented.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                         [ADDITIONAL GRANTOR]



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B


                         FORM OF COMPLIANCE CERTIFICATE


                  This Compliance Certificate is delivered to you pursuant to [Section 6.2] of the Credit Agreement, dated as of _______________, as amended, supplemented or modified from time to time (the "Credit Agreement"), among ____________________ (the "BORROWER"), the financial institutions from time to time party thereto as lenders (the "LENDERS"), Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, ____________________, as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), Lehman Brothers, Inc., as Arranger and Lehman Commercial Paper Inc., as Syndication Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

                  1. I am the duly elected, qualified and acting [Chief Financial Officer] [Vice President - Finance] of the Borrower.

                  2. I have reviewed and are familiar with the contents of this Certificate.

                  3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as ATTACHMENT 1 (the "FINANCIAL STATEMENTS"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].

                  4. Attached hereto as ATTACHMENT 2 are the computations showing compliance with the covenants set forth in Section [7.1], [7.2, 7.5 7.6] [and 7.7] of the Credit Agreement.

                  IN WITNESS WHEREOF, I execute this Certificate this _____ day of __________, 199__.


                                             [Borrower]


                                             By:
                                                -------------------------
                                             Title:
                                                   ----------------------

                                                                    Attachment 2
                                                                    to Exhibit B



         The information described herein is as of _________, 199_, and pertains to the period from , 19_ to ________________ __, 19__.


                        [Set forth Covenant Calculations]

                                                                       EXHIBIT C


                           FORM OF CLOSING CERTIFICATE


                  Pursuant to subsection 5.1(__) of the Credit Agreement dated as of _______________ (the "Credit Agreement"; terms defined therein being used herein as therein defined), among ____________________, the Lenders parties thereto, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, ____________________, as Administrative Agent, and Lehman Commercial Paper Inc., as Arranger, the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the "Company") hereby certifies as follows:

                  1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

                  2. ___________________ is the duly elected and qualified Corporate Secretary of the Company and the signature set forth for such officer below is such officer's true and genuine signature.

                  3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof. [Borrower only]

                  4. The conditions precedent set forth in Section __.1 of the Credit Agreement were satisfied as of the Closing Date except as set forth on
Schedule I hereto. [Borrower only]

                  The undersigned Corporate Secretary of the Company certifies as follows:

                  5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

                  6. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  7. Attached hereto as ANNEX 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect [and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.]

                  8. Attached hereto as ANNEX 2 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof.

                  9. Attached hereto as ANNEX 3 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.

                  10. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

         Name                Office                 Date          Signature
         ----                ------                 ----          ---------




                  IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.


-------------------------------              -----------------------------------
Name:                                        Name:
Title:                                             Title:


Date:  _______________, 199__

                                                                       EXHIBIT E

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement, dated as of , 199 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among (the "BORROWER"), the Lenders named therein, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent and _______________, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "ASSIGNEE") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection [3.1](34) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection [2.__(d)](35) of the Credit Agreement.

                  4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]

                  6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.


---------------

34. The subsection reference is to the subsection of the representations and warranties entitled "Financial Condition."

35. The subsection reference should be to the subsection entitled "Taxes," which deals with the requirement that each Lender that is not incorporated in the U.S. furnish evidence that it is not subject to withholding taxes.

                  7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor:
                  ------------------------------
Name of Assignee:
                  ------------------------------
Effective Date of Assignment:
                             -------------------



 Credit                            Principal                 Commitment Percentage Assigned(36)
 Facility Assigned                 Amount Assigned    -------------------------------------------
-------------------------      ---------------------


                                     $                                      .               %
                                      ---------                          --- ---------------


[Name of Assignee]                       [Name of Assignor]



By:                                      By:
   -----------------------------            -----------------------------------
Title:                                   Title:


Accepted:                                Consented To:

________________, as Administrative      [Name of Borrower](37)
Agent



By:                                      By:
Title:                                   Title:

                                         LEHMAN COMMERCIAL PAPER INC.,
                                         as Syndication Agent



-------------------

36. Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

37. The Borrower's consent may not be required. Typically, the Credit Agreement provides that the consent of the Borrower is required unless the assignee already is a Lender under the Credit Agreement. Check the Credit Agreement to determine what is needed.

                                         By:
                                         Title:










                                        ----------------------------------------

                                                                     EXHIBIT G-1


                                FORM OF TERM NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$____________                                                New York, New York
                                                             ________ __, 199__

                  FOR VALUE RECEIVED, the undersigned, ____________________, a __________ corporation (the "BORROWER"), hereby unconditionally promises to pay to (the "LENDER") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a) _______________ DOLLARS ($_____), or, if less, (b) the unpaid principal amount of the Tranche [A] [B] [C] Term Loan made by the Lender pursuant to [Section 2.1] of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in [Section 2.3] of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in [Section 2.__] of the Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche [A] [B] [C] Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Tranche [A] [B] [C] Term Loan.

                  This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of _______________ (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, ____________________, as Administrative Agent, Lehman Brothers, Inc., as Arranger and Lehman Commercial Paper Inc., as Syndication Agent, (b) is subject to the provisions of the Credit Agreement and
(c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION [__.]6 OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                             [Borrower]


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                      Schedule A
                                                                    to Term Note
                                                                    ------------

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                    Amount            Amount of      Amount of Base Rate    Unpaid Principal
          Amount of Base Rate    Converted to     Principal of Base   Loans Converted to     Balance of Base
  Date           Loans          Base Rate Loans   Rate Loans Repaid    Eurodollar Loans         Rate Loans       Notation Made By

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                                      Schedule B
                                                                    to Term Note
                                                                    ------------

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                         Interest Period and     Amount of Principal of     Amount of Eurodollar
              Amount of           Amount Converted       Eurodollar Rate with       Eurodollar Loans         Loans Converted to
 Date     Eurodollar Loans       to Eurodollar Loans       Respect Thereto               Repaid                Base Rate Loans

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

-------------------------------------------------
    Unpaid Principal
  Balance of Eurodollar          Notation
          Loans                  Made By

-------------------------------------------------

-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------

=================================================

                                                                     EXHIBIT G-2


                          FORM OF REVOLVING CREDIT NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$____________                                             New York, New York
                                                         _________ __, 199__

                  FOR VALUE RECEIVED, the undersigned, ____________________, a __________ corporation (the "BORROWER"), hereby unconditionally promises to pay to ____________________ (the "LENDER") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) DOLLARS ($ ), or, if less,
(b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to [Section 2.4] of the Credit Agreement. The Borrower further agrees to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in [Section 2.__] of the Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

                  This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of _______________ (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, ____________________, as Administrative Agent, Lehman Brothers, Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent, (b) is subject to the provisions of the Credit Agreement and
(c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF [SECTION 10.6] OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                         [Borrower]


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                      Schedule A
                                                        to Revolving Credit Note
                                                        ------------------------

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                    Amount            Amount of      Amount of Base Rate    Unpaid Principal
          Amount of Base Rate    Converted to     Principal of Base   Loans Converted to     Balance of Base
  Date           Loans          Base Rate Loans   Rate Loans Repaid    Eurodollar Loans         Rate Loans       Notation Made By

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                                      Schedule B
                                                        to Revolving Credit Note
                                                        ------------------------

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                         Interest Period and     Amount of Principal of     Amount of Eurodollar
              Amount of           Amount Converted       Eurodollar Rate with       Eurodollar Loans         Loans Converted to
 Date     Eurodollar Loans       to Eurodollar Loans       Respect Thereto               Repaid                Base Rate Loans

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

-------------------------------------------------
    Unpaid Principal
  Balance of Eurodollar          Notation
          Loans                  Made By

-------------------------------------------------

-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


-------------------------------------------------


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

                                                                     EXHIBIT G-3


                             FORM OF SWING LINE NOTE


THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$____________                                                New York, New York
                                                             ________ __, 199__

                  FOR VALUE RECEIVED, the undersigned, [____________________], a __________ corporation (the "BORROWER"), hereby unconditionally promises to pay to ____________________ (the "SWING LINE LENDER") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) DOLLARS ($____________), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to [Section 2.6] of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in [Section 2.__] of such Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Swing Line Loan.

                  This Note (a) is [one of] the Swing Line Note[s] referred to in the Credit Agreement dated as of ______, 199_ (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Swing Line Lender, the other banks and financial institutions or entities from time to time parties thereto, ____________________, as Administrative Agent, Lehman Brothers, Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION [____] OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        [Borrower]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                      Schedule A
                                                              to Swing Line Note
                                                              ------------------

                    LOANS AND REPAYMENTS OF SWING LINE LOANS

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                Amount of            Amount of Principal of Swing       Unpaid Principal Balance of
  Date       Swing Line Loans             Line Loans Repaid                   Swing Line Loans               Notation Made By

------------------------------------------------------------------------------------------------------------------------------------


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====================================================================================================================================

                                                                       EXHIBIT H


                                     FORM OF
                            PREPAYMENT OPTION NOTICE




Attention of [       ]
Telecopy No. [       ]


                                                                          [Date]

Ladies and Gentlemen:

                  The undersigned, ____________________, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, refers to the Credit Agreement, dated as of ________, 199__ (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among ____________________, the Lenders from time to time parties thereto, the Administrative Agent, Lehman Brothers, Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.18(d) of the Credit Agreement of the Tranche [B] [C] Prepayment Amount. Amounts applied to prepay the Tranche [B] [C] Term Loans shall be applied pro rata to the Tranche [B] [C] Term Loan held by you. The portion of the prepayment amount to be allocated to the Tranche [B] [C] Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:


(A)      Total Tranche [B] [C] Term Loan Prepayment
         Amount                                           -------------

(B)      Portion of Tranche [B] [C] Term Loan
         Prepayment Amount to be received by you          -------------

(C)      Prepayment Date (10 Business Days after the
         date of this Prepayment Option Notice)           -------------

                  IF YOU DO NOT WISH TO RECEIVE ALL OF THE TRANCHE [B] [C] TERM LOAN PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE INDICATED IN PARAGRAPH (B) ABOVE, please sign this notice in the space provided below and indicate the percentage (not exceeding [50%]) of the Tranche [B] [C] Term Loan Prepayment Amount otherwise payable which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of [___________________] at ____________________, no later than [10:00] a.m., New
York City time, on the Prepayment Date, at Telecopy No. [________________]. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE TRANCHE [B] [C] TERM LOAN PREPAYMENT ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE.


                                                                      ,
                                        ------------------------------
                                        as Administrative Agent


                                        By:
                                           -------------------------
                                            Name:
                                            Title:


                                        [Lender]


                                        By:
                                           -------------------------
                                            Name:
                                            Title:

Percentage of Tranche [B] [C]
Prepayment Amount
Declined: ________%

                                                                       EXHIBIT I




                          FORM OF EXEMPTION CERTIFICATE


                  Reference is made to the Credit Agreement, dated as of [     ]
(as amended, supplemented or otherwise modified from time to time, the "CREDIT
AGREEMENT") among [         ], a [   ] corporation (the "BORROWER"), the several
banks and other financial institutions from time to time parties thereto (the
"LENDERS"), [         ], as administrative agent for the Lenders hereunder (in
such capacity, the "ADMINISTRATIVE AGENT"), Lehman Brothers, Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. ______________________ (the "NON-U.S. LENDER") is providing this certificate pursuant to subsection [2.__(d)] of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

                  1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

                  2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "CODE"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

                  3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

                  4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                   [NAME OF NON-U.S. LENDER]

                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:


Date:
       --------------------

                                                                      SCHEDULE I



                          [Waived Conditions Precedent]

                  [Describe any conditions precedent waived on
                      Closing Date and terms of any waiver]

                                                                         ANNEX 1


                               [Board Resolutions]

                                                                         ANNEX 3



                         [Certificate of Incorporation]